Exhibit 99.1

ANR, INC. AND SUBSIDIARIES

Consolidated Financial Statements
(with Independent Auditors’ Report Thereon)

As of December 31, 2017 and 2016 (Successor Company) and the year ended December 31, 2017 (Successor Company), the period from July 26 through December 31, 2016 (Successor Company), the period from January 1 through July 25, 2016 (Predecessor Company) and the year ended December 31, 2015 (Predecessor Company)

Independent Auditors’ Report
To the Stockholder
ANR, Inc.:
We have audited the accompanying consolidated financial statements of ANR, Inc. and subsidiaries (the Company or the Successor), which comprise the consolidated balance sheets as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity (deficit), and cash flows for the year ended December 31, 2017 (Successor) and for the period from July 26, 2016 through December 31, 2016 (Successor), and the accompanying consolidated statements of operations, comprehensive income (loss), stockholders’ equity (deficit), and cash flows of the Company’s predecessor (Alpha Natural Resources, Inc. or the Predecessor) for the period from January 1, 2016 through July 25, 2016 (Predecessor) and for the year ended December 31, 2015 (Predecessor) and the related notes to the consolidated financial statements (collectively, the consolidated financial statements).
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016 (Successor), and the results of their operations and their cash flows in accordance with U.S. generally accepted accounting principles for the year ended December 31, 2017 (Successor), the period from July 26, 2016 through December 31, 2016 (Successor), the period from January 1, 2016 through July 25, 2016 (Predecessor), and the year ended December 31, 2015 (Predecessor).
Reorganization Proceedings under Chapter 11 of the United States Bankruptcy Code
The consolidated financial statements of the Company reflect the transactions that occurred effective July 26, 2016 in accordance with the Second Amended Joint Plan of Reorganization (POR) for the Predecessor. The POR provided for the formation of the Company and the sale of a number of the

Predecessor’s assets to Contura Energy, Inc., which was a new entity established by the Predecessor’s former first lien lenders. The consolidated financial statements of the Company include all the adjustments necessary for the application of fresh start accounting to the successor entity. Accordingly, the financial information for the Successor is presented on a different cost basis than that for the Predecessor and, therefore, is not comparable.
/s/ KPMG LLP
Richmond, Virginia
January 22, 2019

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share data)

	Successor		Predecessor
	Year Ended December 31, 2017	Period from July 26 through December 31, 2016	Period from January 1 through July 25, 2016	Year Ended December 31, 2015
Revenues:
Coal revenues	$1,186,882	$372,724	$415,762	$977,295
Freight and handling revenues	38,987	19,095	66,078	146,631
Other revenues	10,469	5,654	11,032	17,892
Total revenues	1,236,338	397,473	492,872	1,141,818

Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	941,749	341,214	447,432	1,022,622
(Gain) loss on disposition of property, plant and equipment	604	(2,955)	1,678	(2,788)
Freight and handling costs	38,987	19,095	66,078	146,631
Other expenses	759	355	944	241
Depreciation, depletion and amortization	14,710	19,828	53,716	376,488
Amortization of acquired intangibles, net	7,684	6,162	(3,434)	11,274
Accretion of asset retirement obligations	22,733	9,762	11,450	16,883
Selling, general and administrative expenses (exclusive of depreciation, depletion and amortization shown separately above)	34,465	14,174	57,806	106,290
Impairment – contingent credit support	—	21,954	—	—
Asset impairment and restructuring	—	—	23,651	3,934,545
Mark-to-market adjustment – acquisition-related obligations	15,112	14,647	—	—
Total costs and expenses	1,076,803	444,236	659,321	5,612,186
Income (loss) from operations	159,535	(46,763)	(166,449)	(4,470,368)
Other income (expense):
Interest expense	(14,504)	(9,549)	(77,847)	(227,680)
Interest income	2,788	692	1,211	1,890
Gain on sales of marketable equity securities	—	—	18,540	3,379
Gain (loss) on early extinguishment of debt	(16,348)	—	—	364,153
Miscellaneous income (expense), net	3,303	3,761	(24,049)	(39,780)
Total other income (expense), net	(24,761)	(5,096)	(82,145)	101,962
Income (loss) from continuing operations before reorganization items and income taxes	134,774	(51,859)	(248,594)	(4,368,406)
Reorganization items, net	—	—	3,163,484	(686,964)
Income (loss) from continuing operations before income taxes	134,774	(51,859)	2,914,890	(5,055,370)
Income tax (expense) benefit	(17,584)	18,214	5,721	771,534
Net income (loss) from continuing operations	117,190	(33,645)	2,920,611	(4,283,836)
Loss from discontinued operations before income tax	(197,364)	(23,472)	(143,354)	(1,573,501)
Income tax benefit (expense) from discontinued operations	41,288	—	(2,527)	72,336
Loss from discontinued operations	(156,076)	(23,472)	(145,881)	(1,501,165)

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share data)

Net (loss) income	$(38,886)	$(57,117)	$2,774,730	$(5,785,001)

Basic income (loss) per common share:
Income (loss) from continuing operations	$5.82	$(1.67)	$13.10	$(19.27)
Loss from discontinued operations	(7.75)	(1.17)	(0.66)	(6.75)
Net (loss) income	$(1.93)	$(2.84)	$12.44	$(26.02)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$5.82	$(1.67)	$13.03	$(19.27)
Loss from discontinued operations	(7.75)	(1.17)	(0.65)	(6.75)
Net (loss) income	$(1.93)	$(2.84)	$12.38	$(26.02)

Weighted average shares - basic	20,124,374	20,111,040	223,007,058	222,311,920
Weighted average shares - diluted	20,124,374	20,111,040	224,121,712	222,311,920
See accompanying Notes to Consolidated Financial Statements.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Amounts in thousands)

	Successor		Predecessor
	Year Ended December 31, 2017	Period from July 26 through December 31, 2016	Period from January 1 through July 25, 2016	Year Ended December 31, 2015
Net (loss) income	$(38,886)	$(57,117)	$2,774,730	$(5,785,001)
Other comprehensive income (loss), net of tax:
Employee benefit plans:
Current period actuarial gain (loss) on employee benefit plans, net of income tax of $0, ($18,230), $0, and ($48,897) for the year ended December 31, 2017, the period from July 26 through December 31, 2016, the period from January 1 through July 25, 2016, and the year ended December 31, 2015	(60,125)	28,244	(58,084)	79,197
Prior service cost for period, net of income tax of $0 and $6,255 for the years ended December 31, 2017 and December 31, 2015	3,775	—	—	(10,311)
Less: reclassification adjustment for amounts reclassified to earnings due to amortization of net actuarial loss, settlements and reorganization items, net of income tax of $0, $16, $0 and ($4,044) for the year ended December 31, 2017, the period from July 26 through December 31, 2016, the period from January 1 through July 25, 2016, and the year ended December 31, 2015	(39)	(24)	4,517	6,166
Less: reclassification adjustment for amounts reclassified to earnings due to amortization of prior service credit, net of income tax of $0 and $1,997 for the period from January 1 through July 25, 2016 and the year ended December 31, 2015	—	—	(1,141)	(3,212)
Cash flow hedges:
Reclassification adjustment for amounts reclassified to earnings related to settlement of cash flow hedges, net of income tax of ($524) for the year ended December 31, 2015	—	—	—	400
Available-for-sale marketable securities:
Unrealized holding (losses) gains arising during the period, net of income tax of ($7,346) and $14,702 for the period from January 1 through July 25, 2016 and the year ended December 31, 2015	—	—	11,402	(22,396)
Less: reclassification adjustment for losses (gains) reclassified to earnings, net of tax of $7,350 and ($14,738) for the period from January 1 through July 25, 2016 and the year ended December 31, 2015	—	—	(11,190)	22,449
Total other comprehensive (loss) income net of tax	(56,389)	28,220	(54,496)	72,293
Total comprehensive (loss) income	$(95,275)	$(28,897)	$2,720,234	$(5,712,708)
See accompanying Notes to Consolidated Financial Statements.

ANR, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	Successor
	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$45,978	$77,382
Trade accounts receivable, net	126,170	101,003
Notes and other receivables	23,281	13,985
Inventories, net	63,913	45,052
Restricted cash	101,599	133,542
Prepaid expenses and other current assets	25,116	17,499
Current assets - Discontinued operations	—	20,604
Total current assets	386,057	409,067
Property, plant and equipment, net	144,307	133,159
Acquired coal supply agreements (net of accumulated amortization of $21,052 and $13,339, respectively)	398	8,111
Long-term restricted cash	260,797	381,685
Other non-current assets	84,521	34,043
Non-current assets – Discontinued operations	–	94,208
Total assets	$876,080	$1,060,273

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Current portion of long-term debt	$18,655	$110,192
Trade accounts payable	71,733	44,656
Accrued expenses and other current liabilities	186,540	187,391
Current liabilities - Discontinued operations	—	34,981
Total current liabilities	276,928	377,220
Long-term debt, net of current portion	179,605	195
Workers’ compensation and black lung	227,623	213,176
Pension and postretirement medical benefit obligations	206,966	204,569
Asset retirement obligations	57,306	76,571
Other non-current liabilities	50,665	69,695
Non-current liabilities - Discontinued operations	—	146,608
Total Liabilities	999,093	1,088,034
Commitments and Contingencies (Note 22)

Stockholders’ Equity (Deficit)
Preferred stock - par value $0.01, 6,800,000 shares authorized, 6,800,000 issued and outstanding at December 31, 2017 and December 31, 2016	68	68
Common stock - par value $0.01, 12,000,000 shares authorized, 10,018,000 and 10,000,000 issued and outstanding at December 31, 2017 and December 31, 2016, respectively	100	100
Additional paid-in capital	991	968
Accumulated other comprehensive (loss) income	(28,169)	28,220
Accumulated deficit	(96,003)	(57,117)
Total stockholders’ equity (deficit)	(123,013)	(27,761)
Total liabilities and stockholders’ equity (deficit)	$876,080	$1,060,273
See accompanying Notes to Consolidated Financial Statements.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Successor		Predecessor
	Year Ended December 31, 2017	Period from July 26 through December 31, 2016	Period from January 1 through July 25, 2016	Year Ended December 31, 2015
Operating activities:
Net (loss) income	$(38,886)	$(57,117)	$2,774,730	$(5,785,001)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	21,829	4,257	150,276	711,512
Amortization of acquired intangibles, net	7,684	6,162	7,985	27,728
Amortization of debt issuance costs and accretion of debt discount	4,179	3,021	25,830	50,043
Accretion of asset retirement obligations	58,005	29,148	52,919	81,700
Mark-to-market adjustment - acquisition related obligations	15,112	14,647	—	—
Mark-to-market adjustment for derivatives	—	—	—	14,562
Deferred income taxes	—	(18,214)	(13,409)	(839,220)
(Gain)/Loss on disposal of property, plant and equipment	131,430	(2,955)	1,718	15,426
Impairment – contingent credit support	—	21,954	—	—
(Gain) loss on early extinguishment of debt	16,348	—	—	(364,153)
Stock-based compensation	—	—	1,255	5,704
Employee benefit plans, net	—	—	34,767	53,385
Change in future costs of asset retirement obligations	—	—	(297)	(98,110)
Gain on step acquisition of joint venture	—	—	—	(114,546)
Gain on sale of marketable equity investments	—	—	(18,540)	(3,379)
Asset impairment and restructuring	—	—	64,857	5,324,296
Non-cash reorganization items, net	—	—	(3,995,189)	666,595
Fresh start adjustments	—	—	645,969	—
Goodwill impairment	—	—	—	43,508
Other, net	—	—	(1,485)	6,993
Changes in operating assets and liabilities:
Trade accounts receivable, net	(25,167)	(31,333)	41,940	132,110
Notes and other receivables	(9,296)	33,774	(3,908)	—
Inventories, net	(18,861)	11,544	55,600	41,150
Prepaid expenses and other current assets	(8,051)	11,620	36,208	(11,823)
Other non-current assets	(37,747)	3,901	36,439	8,165
Trade accounts payable	23,923	(30,121)	(7,486)	14,085
Accrued expenses and other current liabilities	(11,188)	(375,862)	(476,877)	(159,146)
Workers’ compensation and black lung	(18,785)	(1,179)	1,403	9,097
Pension and postretirement medical benefit obligations	(20,760)	(7,826)	(23,766)	(34,678)
Asset retirement obligations	(36,184)	(13,441)	(25,393)	(41,593)
Other non-current liabilities	(28,246)	2,139	50,394	20,126

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Successor		Predecessor
	Year Ended December 31, 2017	Period from July 26 through December 31, 2016	Period from January 1 through July 25, 2016	Year Ended December 31, 2015
Net cash provided by (used in) operating activities	$25,339	$(395,881)	$(584,060)	$(225,464)
Investing activities:
Capital expenditures	$(57,370)	$(4,319)	$(69,351)	$(178,551)
Payment on disposition of property, plant and equipment	(205,053)	—	—	—
Acquisition of mineral rights under federal lease	—	—	—	(42,130)
Purchases of investments	—	—	(238,656)	(662,075)
Sales of investments	—	—	673,300	748,046
Purchase of joint venture interest, net of cash acquired	—	—	—	(119,158)
Proceeds from sale of property, plant and equipment	4,553	1,821	343,895	19,610
Capital contributions to equity affiliates	—	—	—	—
Proceeds from exchange of equity method investment, net	—	—	—	—
Other, net	—	—	—	—
Net cash (used in) provided by investing activities	(257,870)	(2,498)	709,188	(234,258)

Financing activities:
Proceeds from borrowings of long-term debt	145,500	—	130,069	943,646
Principal repayments of long-term debt	(128,639)	(111)	—	(379,509)
Principal repayments of capital lease obligations and notes payable	(4,079)	(1,579)	(4,523)	(17,272)
Letter of credit and AR securitization facilities fees	(3,510)	—	—	—
Common stock repurchases	—	—	—	(422)
Debt fees	(4,751)	—	(22,028)	(19,058)
Other, net	—	—	(105)	(945)
Net cash provided by (used in) financing activities	4,521	(1,690)	103,413	526,440
Net (decrease) increase in cash and cash equivalents	(228,010)	(400,069)	228,541	66,718
Cash, cash equivalents, and restricted cash at beginning of period	636,384	1,036,453	807,912	741,194
Cash, cash equivalents, and restricted cash at end of period	$408,374	$636,384	$1,036,453	$807,912

Supplemental cash flow information – Discontinued Operations:
Net cash (used in) provided by operating activities of discontinued operations included above	$(42,302)	$(29,301)	$(4,215)	$77,657
Net cash (used in) provided by investing activities of discontinued operations included above	$(144,450)	$(75)	$311,149	$(97,034)

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Successor		Predecessor
	Year Ended December 31, 2017	Period from July 26 through December 31, 2016	Period from January 1 through July 25, 2016	Year Ended December 31, 2015
Supplemental cash flow information:
Cash paid for interest	$9,723	$3,659	$47,485	$143,986
Cash paid for income taxes	$—	$—	$19,109	$364
Cash received for income tax refunds	$7,553	$961	$1,630	$12,066

Supplemental disclosure of non-cash investing and financing activities:
Capital leases – equipment	$—	$—	$—	$—
Accrued capital expenditures	$1,458	$837	$22,482	$33,080
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the Consolidated Balance Sheets that sum to the total of the same such amounts shown in the Consolidated Statements of Cash Flows.

	Successor		Predecessor
	As of December 31, 2017	As of December 31, 2016	As of July 25, 2016	As of December 31, 2015
Cash and cash equivalents	$45,978	$77,382	$136,959	$658,124
Short-term restricted cash	101,599	75,317	425,857	2,412
Long-term restricted cash	260,797	483,685	473,637	147,376
Total cash and cash equivalents and restricted cash shown in the Consolidated Statements of Cash Flows	$408,374	$636,384	$1,036,453	$807,912
See accompanying Notes to Consolidated Financial Statements.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
(Amounts in thousands)

	Preferred Stock		Common Stock		Additional Paid in Capital		Treasury Stock at Cost	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Predecessor
Balances, December 31, 2014	—	$—	233,734	$2,337	$8,211,122		$(273,198)	$(291,701)	$(4,661,760)	$2,986,800
Net loss	—	—	—	—	—		—	—	(5,785,001)	(5,785,001)
Other comprehensive income, net	—	—	—	—	—		—	72,293	—	72,293
Stock-based compensation and net issuance of common stock for share vesting	—	—	1,390	14	6,481		(422)	—	—	6,073
Balances, December 31, 2015	—	—	235,124	2,351	8,217,603		(273,620)	(219,408)	(10,446,761)	(2,719,835)
Net loss, excluding POR and fresh start adjustments	—	—	—	—	—	—	—	—	(500,507)	(500,507)
Other comprehensive loss, net	—	—	—	—	—	—	—	(54,496)	—	(54,496)
Stock-based compensation	—	—	—	—	1,234		—	—	—	1,234
Other	—	—	—	—	(498)		—	—	—	(498)
Balance before POR and Fresh start adjustments	—	—	235,124	2,351	8,218,339		(273,620)	(273,904)	(10,947,268)	(3,274,102)
Net income - POR and fresh start adjustments	—	—	—	—	—		—	—	3,275,237	3,275,237
Cancellation of Predecessor Company common stock	—	—	(235,124)	(2,351)	—		—	—	—	(2,351)
Elimination of Predecessor equity	—	—	—	—	(8,218,339)		273,620	273,904	7,672,031	1,216
Balances, July 25, 2016	—	$—	—	$—	$—		$—	$—	$—	$—

Successor
Issuance of Successor common stock	—	$—	10,000	$100	$968		$—	$—	$—	$1,068
Issuance of Successor Preferred B Shares, all issued and outstanding	300	3	—	—	—		—	—	—	3
Issuance of Successor Preferred A Shares, all issued and outstanding	6,500	65	—	—	—		—	—	—	65
Balances, July 26, 2016	6,800	68	10,000	100	968		—	—	—	1,136
Net loss	—	—	—	—	—		—	—	(57,117)	(57,117)
Other comprehensive income, net	—	—	—	—	—		—	28,220	—	28,220
Balances, December 31, 2016	6,800	68	10,000	100	968		—	28,220	(57,117)	(27,761)
Net loss	—	—	—	—	—		—	—	(38,886)	(38,886)
Other comprehensive loss, net	—	—	—	—	—		—	(56,389)	—	(56,389)
Issuance of Class C-3 Common Shares	—	—	18	—	23		—	—	—	23
Balances, December 31, 2017	6,800	$68	10,018	$100	$991		$—	$(28,169)	$(96,003)	$(123,013)
See accompanying Notes to Consolidated Financial Statements.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

(1)	Business and Basis of Presentation
Business
ANR, Inc. and its consolidated subsidiaries (the “Company”, “ANR”, “Alpha”, or "Successor") are primarily engaged in the business of extracting, processing and marketing steam and metallurgical coal from surface and deep mines, and selling its coal to electric utilities, steel and coke producers, industrial customers and coal brokers. The Company, through its subsidiaries, is also involved in marketing coal produced by others to supplement its own production.
At December 31, 2017, the Company’s coal operations consisted of fourteen deep mines, six surface mines, nine preparation plants and two barge loadouts located in West Virginia. The Company is also responsible for reclaiming properties where mining is completed or where no active mining is occurring. At December 31, 2017, the Company had approximately 2,700 employees, of whom 41 are affiliated with union representation with the United Mine Workers of America (“UMWA”). The Company has one reportable segment in its continuing operations and conducts mining operations in the Central Appalachia region of the United States.
ANR, Inc. was formed as a result of the bankruptcy of Alpha Natural Resources, Inc. (the “Predecessor”) and substantially all of its affiliated companies (collectively, “Old ANR”). For more detailed information regarding the Company’s and Predecessor’s consolidation and accounting policies, please refer to the Basis of Presentation and Note 2 discussion below.
Basis of Presentation
Together, the consolidated statement of operations, statement of comprehensive income (loss), balance sheet, statement of cash flows and statement of stockholders’ equity (deficit) for the Company are referred to as the “Financial Statements.”
The consolidated financial statements include Alpha and its majority owned and controlled subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.
The accompanying Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

(2)	Emergence from Bankruptcy and Fresh Start Accounting
ANR, Inc. was formed as a result of the bankruptcy of Alpha Natural Resources, Inc. (the “Predecessor”) and substantially all of its affiliated companies (collectively, “Old ANR”).
On August 3, 2015 (the “Petition Date”), Old ANR filed a voluntary petition for reorganization under Chapter 11 bankruptcy protection (the “Bankruptcy Petition”) in the United States Bankruptcy Court for the Eastern District of Virginia Richmond Division (the “Bankruptcy Court”) via Alpha Natural Resources, Inc., et al. Case No. 15-33896 (KRH). Old ANR continued to operate its businesses and manage its properties as “debtors in possession” (“DIP”) under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.
For periods subsequent to filing the Chapter 11 Petitions, the Company has applied the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 852, “Reorganizations” (“ASC 852”); in preparing the Successor and Predecessor consolidated financial statements. ASC 852 requires that the financial statements distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business.
On May 26, 2016, the Bankruptcy Court approved the Second Amended Disclosure Statement with respect to the Second Amended Joint Plan of Reorganization of the Predecessor entity and Debtors in Possession (the “Plan of Reorganization,” “Plan” or “POR”) with a voting deadline of June 29, 2016. On July 12, 2016, the United States Bankruptcy Court confirmed the Plan of Reorganization.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

On July 26, 2016, ANR emerged from bankruptcy as a private company (the “Effective Date”). Upon emergence, the Company effectively split into two entities. Pursuant to an asset purchase agreement (“APA”) that closed simultaneously with the effectiveness of the POR, Old ANR sold a number of its assets to Contura Energy, Inc. (“Contura”), a new entity established by Old ANR’s former first lien lenders.
Since the Company’s emergence from bankruptcy resulted in a new reporting entity as of the Effective Date, the Consolidated Financial Statements for periods subsequent to July 26, 2016 are not comparable with those of prior periods. All financial information as of and for periods prior to July 25, 2016 is presented as pertaining to the Predecessor Company, while all financial information after that date is presented as pertaining to the Successor Company.
As of the Effective Date, the Company applied fresh start accounting in accordance with ASC 852 to both the Predecessor period from January 1 through July 25, 2016 and the Successor period from July 26 through December 31, 2016. In addition to applying fresh start accounting, the Company’s consolidated financial statements reflect all impacts of the transactions as a result of the Plan. The effects of the Plan relate to the cancellation of debt and equity of the Predecessor and issuance of new debt and new equity by the Successor.
Common and Preferred Stock
Upon emergence, the Company had four classes of stock in the following authorized amounts:
•6,500,000 shares of Preferred A Stock, all issued and outstanding
•    300,000 shares of Preferred B Stock, all issued and outstanding
•    7,000,000 shares of Common C-1 Stock, all issued and outstanding
•    3,000,000 shares of Common C-2 Stock, all issued and outstanding
The different classes of stock had different economic and governance rights under the Company’s amended and restated certificate of incorporation. The Preferred A and Preferred B stockholders voted as a single class on one member of the Company’s Board of Directors. The Common C-1 and C-2 stockholders voted as a single class on four members of the Company’s Board of Directors.
See Notes 20 and 24 regarding changes in common and preferred stock post-emergence (Successor Company).
POR – Summary
The following information represents a summary of certain provisions of the POR, as confirmed by the Bankruptcy Court pursuant to the Confirmation Order and is not intended to be a complete description of the POR. Subsequent amended agreements, driven by transactions occurring in 2017, have revised or superseded certain obligations put in place by the POR (see Note 4).
Asset Sale to Contura Under the POR
On the Effective Date, the Predecessor entity and Contura consummated the asset sale to Contura in accordance with the Bankruptcy Code, the confirmation order and the terms of the Stalking Horse APA. Per the POR, the Predecessor entity in this case (Alpha Natural Resources, Inc.; Alex Energy, Inc.; Alpha Coal Resources Company, LLC; Alpha Coal Sales Co., LLC; Alpha Coal West, Inc.; Alpha European Sales, Inc.; Alpha Land and Reserves, LLC; Alpha PA Coal Terminal, LLC; Alpha Terminal Company, LLC; Alpha Wyoming Land Company, LLC; Boone East Development Co.; Coal Gas Recovery II, LLC; Cumberland Coal Resources, LP; Dickenson Russell Coal Company, LLC; Dickenson Russell Land and Reserves, LLC; Emerald Coal Resources, LP; Foundation Mining, LLC; Foundation PA Coal Company, LLC; Freeport Mining, LLC; Freeport Resources Company, LLC; Jay Creek Holding, LLC; Maxxim Rebuild Co., LLC; Mill Branch Coal Corporation; Paramont Coal Company Virginia, LLC; Peerless Eagle Coal Co.; Pennsylvania Land Holdings Company, LLC; Pennsylvania Services Corporation; Power Mountain Coal Company; and River Processing Corporation) transferred all or some of their respective assets and the liabilities assumed by Contura pursuant to

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

the APA and the asset sale to ANR in exchange for the first lien lenders’ credit bid of $325,000 of first fien lender claims in connection with the asset sale to Contura.
Also, per the POR, Old ANR transferred the assets to Contura or the subsidiaries of Contura designated by Contura consistent with the APA in exchange for:

•	The assumption by Contura or the subsidiaries of Contura of the liabilities assumed by Contura pursuant to the APA and the asset sale to Contura

•	Contura consideration
The assets transferred to Contura are free of all claims and liabilities unless expressly assumed in the APA.
Unsecured Creditors’ Committee (“UCC”) Settlement Under the POR
The UCC Settlement established the recoveries for all unsecured creditors in Old ANR’s bankruptcy case. Claims were divided into two separate categories based on the nature of the claims and the recoveries for each category differed. Category 1 Claims were the general unsecured non-priority claims not included in Category 2, and the Category 2 Claims related to unsecured note, pension and certain governmental general unsecured non-priority claims.
The following items were stipulated within the UCC Settlement agreement:

•
The recovery for Category 1 claimholders amounted to $8,000. However, if the Company’s cash available for distribution to the first lien lenders was less than $300,000, then $2,500 was to be paid upon emergence and the remaining $5,500 payment would have taken the form of an 18-month non-interest-bearing note assumed by Contura. Subsequently, if the $8,000 did not provide recovery of at least 3% to the Category 1 claimholders, then a portion of the cash originally allocated to Category 2 claimholders would be reallocated to holders of Category 1 Claims. The reallocated amount could not exceed $5,000.

•
The recovery for Category 2 claimholders amounted to 5% of the common equity of Contura, and 7-year warrants exercisable for 7.5% of common equity of Contura. The exercise price was equal to 100% recovery of first lien lenders less the amount of cash distributed to the first lien lenders as part of the reallocation and can be exercised for cash.

•
The recovery for Category 2 Claims also included an ANR royalty payment (“Contingent Revenue Obligation”) commencing 18 months after the Effective Date, which consists of a 5-year contingent revenue payment of 1.5% of annual gross revenues of the Company up to $500,000 and 1.0% of annual gross revenue in excess of $500,000. In the first year of the Contingent Revenue Obligation, up to $5,000 of cash could be redirected from the holders of the rights to receive the contingent revenue payments to the Category 1 claimholders as discussed above.

•	The Category 2 Claims also amounted to 100% of the Company’s equity at emergence from bankruptcy unless that equity was utilized to satisfy state or federal regulators.

•
The settlement required that the Predecessor entity pay the reasonable and documented fees and expenses of the Indenture Trustee Committee Members (maximum of $1,750), Second Lien Noteholder Committee and the Second Lien Notes Trustee (maximum of $600).

•
The settlement also included Contingent Credit Support from Contura to the Company from the Effective Date through September 30, 2018. The maximum amount that could have been provided by Contura to the Company was $35,000 and would have been unsecured. The Company would have been permitted to draw against the credit support balance if at any time prior to or on September 30, 2018, the Company’s cash balance fell below $20,000.

Reclamation Obligations Under the POR
The POR included certain settlement agreements with several state and federal regulatory agencies. ANR was required to fund restricted cash reclamation accounts for Tennessee, West Virginia, Kentucky, Virginia and Illinois. The restricted cash reclamation accounts included the following:

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

•
A periodic payment amount allocated per the POR for a total of $109,000 in monthly installments. These contributions were to be made in accordance with the following allocation amounts through 2018. Allocations subsequent to 2018 were to be determined at a later date.

Allocation Date	State	Allocation Percentage
August 31, 2016 through December 31, 2018	West Virginia	83.00%
	Kentucky	11.25%
	Virginia	4.00%
	Illinois	1.00%
	Tennessee	0.75%

•	In Tennessee, 50% of the net cash proceeds of each material asset sale of any retained assets located in Tennessee

•
In West Virginia, Kentucky, Virginia or Illinois, 50% of the net cash proceeds of any material asset sale of any retained asset located in the respective state, assuming the net cash proceeds were $500 or more

◦
For West Virginia specifically, this amount was to be reduced on a dollar-for-dollar basis by the amount of any self-bonded reclamation obligations on reclaim-only sites that are assumed by Contura of the assets provided that the amount of net cash proceeds contributed to the restricted cash account were not less than 25% of the net cash proceeds

•
In West Virginia, Kentucky, Virginia or Illinois, 25% of the net cash proceeds of any material asset sale of any retained asset located in the respective state, assuming the net cash proceeds were at least $100 but less than $500

•
In West Virginia, any collateral returned to or received by the Company from the issuer of any surety bonds issued in West Virginia, unless such collateral was used to provide acceptable financial assurance for reclaim-only sites that were covered by self-bonds in West Virginia

•	In Kentucky, Virginia, Illinois and Tennessee, any collateral returned to the Company by any issuer of any surety bond issued in the respective state
•    In Tennessee, $500 from the first lien lender distribution
In addition to the above amounts, Alpha was required to deposit 50% of its free cash flow, as defined in the settlement agreements, into the restricted cash reclamation accounts for each state. These payments were required until either (1) all reclaim-only sites have been fully reclaimed and any long-term treatment or water management obligations in each state are fully funded and have been covered by a method approved by the regulator for the applicable state or (2) the funding threshold amount has been reached with respect to each state.
In connection with ANR’s sale of certain idle assets to Lexington Coal Company (“LCC”) discussed below, the obligations to fund the reclamation accounts were terminated and replaced by an obligation to pay $80,000 through 2022 to restricted cash accounts established by LCC.
In addition to the payments noted above, the Company is also required to make periodic payments to restricted cash accounts for water treatment for Tennessee, West Virginia, Kentucky, Virginia and Illinois. The restricted cash reclamation accounts for water treatment will receive contributions totaling $14,000 between 2018 and 2023. The payments were equally divided among the states in 2017. As part of the sale of certain idle assets to LCC, ANR agreed to make these contributions to restricted cash accounts established by LCC on the same schedule that had previously been established.
The Company is required to fund a restricted cash account for mitigation. The restricted cash reclamation account for mitigation received $4,500 at emergence and $1,500 in 2017 and will receive an additional $12,000 of contributions between 2018 and 2022. Pursuant to the sale of certain assets to LCC, the Company assigned all contributions made through September 30, 2017 (amounting to $5,500) to LCC, but all remaining contributions will be made to the Company’s restricted cash account for mitigation at the previously established scheduled intervals.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

Capital Resources and Liquidity under the POR
On the Effective Date, shares of the Company’s common stock were issued pursuant to the Plan. These shares were distributed to holders of Allowed Category 2 General Unsecured Claims as the claims process was completed. The Company’s common stock, when issued as provided in the Plan, was authorized, validly issued and fully paid and non-assessable. Contura’s common stock and Contura’s warrants were distributed to holders of Allowed Secured Second Lien Noteholder Claims and Allowed Category 2 General Unsecured Claims. To the maximum extent provided by Section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the issuance of the Company’s common stock, Contura’s equity and Contura’s warrants under the Plan were exempt from registration under the Securities Act of 1933.
In accordance with the terms and conditions of the POR, the Company was required to have $135,000 of initial operating cash or a minimum cash balance of $20,000 maintained throughout the five-year forecast, and at least $117,900 of initial restricted cash (excluding any cash to support its credit facility). The Company’s operating cash and any cash left in the Company to collateralize letters of credit backstopping the Predecessor entity asset retirement obligations and other obligations is the property of ANR, and there are no contingent or deferred obligations to pay any such cash to Contura, the DIP lenders or the first lien lenders at any time.
Reorganization Value
Fresh start accounting provides, among other things, for a determination of the value to be assigned to the equity of the emerging company as of the date selected for financial reporting purposes. In conjunction with the bankruptcy proceedings, the Company’s POR and Disclosure Statement were confirmed by the Bankruptcy Court excluding a reorganization value.
Accounting Impact of Emergence
Upon emergence from bankruptcy in accordance with ASC 852, the Company applied fresh start accounting to its Consolidated Financial Statements in both the Predecessor period from January 1 through July 25, 2016 and the Successor period from July 26 through December 31, 2016 because:

(i)	The reorganization value of the assets of the emerging entity immediately before the date of confirmation was less than the total of all post-petition liabilities and allowed claims

(ii)
The holders of existing voting shares immediately before confirmation received less than 50% of the voting shares of the emerging entity. In addition, the loss of control contemplated by the Plan was substantive and not temporary. That is, the new controlling interest does not revert to the shareholders existing immediately before the Plan was filed or confirmed.

Upon the application of fresh start accounting, the Company became a new entity for financial reporting purposes. As such, a new accounting basis in the identifiable assets and liabilities assumed was established with no retained earnings or accumulated other comprehensive income (loss) (“AOCI”).
The following Consolidated Balance Sheet illustrates the impacts of the implementation of the POR and the application of fresh start accounting, which resulted in the ending Consolidated Balance Sheet for the Predecessor as of July 25, 2016 and the opening Consolidated Balance Sheet for the Successor as of July 26, 2016.

	Predecessor	Effect of the Plan		Fresh Start Adjustments		Successor
Assets
Current assets:
Cash and cash equivalents	$1,188,185	$(1,051,226)	(A), (1)	$—		$136,959
Trade accounts receivable, net	139,362	(69,695)	(A), (2)	—		69,667
Notes and other receivables	17,098	27,694	(A), (3)	10,000	(18)	54,792
Inventories, net	127,976	(53,221)	(A)	(17,756)	(19)	56,999

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

Restricted cash	18,682	407,175	(4)	—		425,857
Prepaid expenses and other current assets	46,987	(20,165)	(A)	—		26,822
Total current assets	1,538,290	(759,438)		(7,756)		771,096
Property, plant and equipment, net	2,448,548	(1,505,315)	(A)	(753,106)	(20)	190,127
Other acquired intangibles	5,556	—		15,894	(21)	21,450
Long-term restricted cash	227,646	245,991	(4)	—		473,637
Other non-current assets	66,213	(11,877)	(A)	40,921	(22)	95,257
Total assets	$4,286,253	$(2,030,639)		$(704,047)		$1,551,567
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Current portion of long-term debt	$1,343,710	$(1,339,762)	(A), (5)	$—		$3,948
Trade accounts payable	126,416	(52,476)	(A), (6)	—		73,940
Accrued expenses and other current liabilities	424,806	236,297	(A), (7)	(79,721)	(23)	581,382
Total current liabilities	1,894,932	(1,155,941)		(79,721)		659,270
Long-term debt	1,449	103,658	(A), (8)	—		105,107
Pension and postretirement medical benefit obligations	185,424	—		73,401	(24)	258,825
Workers' compensation and black lung	317,201	(125,198)	(A), (9)	25,401	(25)	217,404
Asset retirement obligations	476,320	(174,707)	(A)	(67,357)	(26)	234,256
Other non-current liabilities	98,405	(13,034)	(A), (10)	(9,802)	(27)	75,569
Total liabilities not subject to compromise	2,973,731	(1,365,222)		(58,078)		1,550,431
Liabilities subject to compromise	4,586,624	(4,586,624)	(11)	—		—
Total liabilities	7,560,355	(5,951,846)		(58,078)		1,550,431

Stockholders' Equity (Deficit)
Preferred stock	—	68	(12)	—		68
Common stock	2,351	(2,251)	(13)	—		100
Additional paid-in capital	8,218,339	(8,217,371)	(14)	—		968
Accumulated other comprehensive income (loss)	(273,904)	273,904	(15)	—		—
Treasury stock	(273,620)	273,620	(16)	—		—
Accumulated deficit	(10,947,268)	11,593,237	(17)	(645,969)	(28)	—
Total stockholders' equity (deficit)	(3,274,102)	3,921,207		(645,969)		1,136
Total liabilities and stockholders' equity (deficit)	$4,286,253	$(2,030,639)		$(704,047)		$1,551,567

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

Effect of the Plan
Explanatory notes:
The following table breaks down the effect of the Plan between the Contura asset sale and other Plan adjustments at emergence:

	(A) Contura Asset Sale	Other Plan Adjustments		Total
Cash and cash equivalents	$(143,800)	$(907,426)	(1)	$(1,051,226)
Trade accounts receivable, net	(69,018)	(677)	(2)	(69,695)
Notes and other receivables	(1,224)	28,918	(3)	27,694
Inventories, net	(53,221)	—		(53,221)
Short-term restricted cash	—	407,175	(4)	407,175
Prepaid expenses and other current assets	(20,165)	—		(20,165)
Property, plant and equipment	(1,505,315)	—		(1,505,315)
Long-term restricted cash	—	245,991	(4)	245,991
Other non-current assets	(11,877)	—		(11,877)
Total assets	(1,804,620)	(226,019)		(2,030,639)
Current portion of long-term debt	(4,974)	(1,334,788)	(5)	(1,339,762)
Trade accounts payable	(39,790)	(12,686)	(6)	(52,476)
Accrued expenses and other current liabilities	(27,517)	263,814	(7)	236,297
Long-term debt, net of current portion	(70)	103,728	(8)	103,658
Workers' compensation and black lung	(42,031)	(83,167)	(9)	(125,198)
Asset retirement obligations	(174,707)	—		(174,707)
Other non-current liabilities	(10,570)	(2,464)	(10)	(13,034)
Liabilities subject to compromise	—	(4,586,624)	(11)	(4,586,624)
Total liabilities	(299,659)	(5,652,187)		(5,951,846)
Preferred stock	—	68	(12)	68
Common stock	—	(2,251)	(13)	(2,251)
Additional paid-in capital	—	(8,217,371)	(14)	(8,217,371)
Accumulated other comprehensive income (loss)	—	273,904	(15)	273,904
Treasury stock	—	273,620	(16)	273,620
Accumulated deficit	(1,504,961)	13,098,198	(17)	11,593,237
Total stockholders' equity	(1,504,961)	5,426,168		3,921,207
Total liabilities and stockholders' equity	$(1,804,620)	$(226,019)		$(2,030,639)
_______________

(1)	The following table reflects the use of operating cash at emergence:

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

Transfer to Contura (1)	$143,800

Transfer to ANR restricted cash – KCC	381,301
Transfer to various other ANR restricted cash accounts	214,825
Transfer to restricted cash – New Credit Facility	57,040
Payments to secured lenders (1)	323,451
Settlements on emergence date (1)	34,059
New Credit Facility Fees	21,750
New Credit Facility	(125,000)
Subtotal	907,426
Total	$1,051,226
_______________

(1)
Amounts are classified within changes in operating assets and liabilities within net cash used in operating activities within the Consolidated Statements of Cash Flows for the period from January 1 through July 25, 2016.

(2)	Represents an adjustment to the estimated amount of receivables that are collectible.

(3)
$25,000 due to the Company based upon a settlement agreement with Contura Energy and the first lien agent in connection with the implementation of the Plan. Remaining $3,918 associated with return of collateral post-emergence.

(4)
Represents restricted cash set aside for reclamation, reclamation bonding, cash collateral related to letters of credit and payment of bankruptcy settled claims in accordance with the POR. The Successor restricted cash amounted to $899,494, $381,301 of which is set aside for bankruptcy liabilities to be paid out post-emergence.

(5)
($1,134,788) represents the amount of secured debt and accrued interest to lenders dismissed in bankruptcy. ($200,000) was reclassed to bankruptcy payment obligations, which is a component of accrued expenses (#7 below) to be paid out post-emergence.

(6)	Represents a bankruptcy payable obligation reclassed to #7 below.

(7)	Accrued expenses and other current liabilities:

•	$200,000 – Represents amount payable to the first lien holders and reclassed from #5 above. This bankruptcy obligation is to be paid out post-emergence.

•	$63,814 represents settlement amounts and professional fees payable post-emergence.

•
After the effect of the plan and fresh start adjustments, $381,301 of the $581,382 of accrued expenses and other current liabilities of the Successor relates to bankruptcy obligations payable post-emergence. The estimated claims and professional fees to be paid post-emergence are being administered by Kurtzman Carson Consultants (“KCC”). To the extent that the ultimate settlements are less than $381,301, the residual amount is required to be paid to the first lien holders.

(8)	Represents the new facility financing amount ($125,000) less fees incurred of $21,750. Additional $408 represents adjustment to other long-term debt.

(9)	Represents revision in workers’ compensation and black lung benefit obligations in accordance with the POR.

(10)	$2,464 – Represents employee benefit related liability dismissed in bankruptcy.

(11)	Liabilities subject to compromise included unsecured or under-secured liabilities incurred prior to the Chapter 11 filing and consisted of the following:

Previously Reported Balance Sheet Line Item
Unsecured/Partially secured debt and accrued interest	$2,978,784
Pension, postretirement medical and other employee benefit related obligations	984,057
Provision for rejected contracts and leases	492,123
Trade accounts payable	108,907
Other accruals	22,753
Total liabilities subject to compromise	$4,586,624

(12)	Par value of ANR’s preferred shares issued and outstanding.

(13)	Par value of ANR’s common shares issued and outstanding and cancellation of predecessor common stock.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

(14)	Cancellation of predecessor additional paid-in capital, net of $968 paid-in capital established in fresh start accounting.

(15)	Elimination of predecessor other comprehensive loss.

(16)	Cancellation of predecessor Treasury Stock.

(17)
Represents the amounts that were recorded to implement the POR on the Effective Date. This process included the settlement of liabilities subject to compromise and other liabilities through a combination of cash payments, the issuance of new common and preferred stock, and the issuance of new debt. The following represents the calculation of the total gain on the settlement of liabilities subject to compromise:

Liabilities subject to compromise	$4,586,624
Secured debt and accrued interest	1,370,532
Postretirement medical and other employee benefit related obligations	141,531
Accounts payable, accrued liabilities, income and non-income taxes	66,192

Less amounts to settle claims:
Payments to secured lenders at emergence	(323,451)
Other settlements paid at emergence	(34,059)
Amounts transferred to KCC account to be paid out post-emergence	(381,201)
Total gain on plan effects	$5,426,168
The following reflects the cumulative impact of the reorganization adjustments. Additionally, these adjustments reflect the cancellation of the Predecessor Company’s equity to accumulated earnings:

Total gain on settlement of claims	$5,426,168
Cancellation of Predecessor common stock	2,351
Cancellation of Predecessor paid-in capital and addition of ANR, Inc. paid-in capital	8,217,371
Elimination of AOCI	(273,904)
Cancellation of Predecessor treasury stock	(273,620)
Issuance of common and preferred stock	(168)
Sale of certain assets to Contura	(1,504,961)
Net impact on accumulated deficit	$11,593,237
Fresh Start Adjustments

(18)
Represents the current portion of the reclamation funding receivable due from Contura as more fully explained in Note 14, 2016 Global Reclamation Agreement & 2017 Amended Reclamation Funding Agreement, Contura Contributions.

(19)	Adjustment to value coal inventory and supply inventory at fair value.

(20)	Reflects adjustment to value property, plant and equipment under various valuation techniques (market, income, cost).

(21)
Sales contract asset – The Company recorded assets of $21,450 related to above market coal sales contracts. The fair value was estimated using a discounted cash flow model representing the difference in the market price and contract price of the coal to be shipped and will be amortized into earnings as the coal is shipped.

(22)	$30,581 – Non-current reclamation receivable from Contura as more fully explained in Note 14.
$21,954 – Contingent credit support commitment as more fully explained in Note 13.
$8,159 – Workers’ compensation receivable – Actuarially determined adjustment for the revised amount of workers’ compensation liability expected to be recoverable from insurance.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

($19,773) – Adjustments to advance recoupable minimum royalties to reflect estimated amounts recoupable in future periods and adjustment of equity method investments to fair value.

(23)
Represents the fair value adjustment related to the Company’s short-term asset retirement obligation. As a result of a Global Reclamation Agreement, the expected current portion of cash for reclamation has been reduced compared to historical levels.

(24)	Actuarially determined revision to pension obligation determined on the emergence date.

(25)	Actuarially determined fair value adjustment based upon the population of employees the Company is responsible for post-emergence.

(26)	Asset retirement obligations – Reclamation obligations were fair valued based upon a discount rate applied to the future estimated cash expenditures.

(27)
Includes a fair value adjustment to certain of the Company’s coal supply agreements ($11,996) to account for lower contracted price versus the market price on certain contracts. Also reflects the elimination of the Predecessor deferred revenue ($11,454), offset by a Contingent Revenue Obligation at fair value of $13,101 and an environmental obligation of $547. See UCC Note regarding category 2 claims – Contingent Revenue Obligation.

(28)	Accumulated Deficit generated by the fresh start adjustments.
Reorganization Items and Other Bankruptcy Related Costs
ASC 852 requires separate disclosure of reorganization items such as realized gains and losses from the settlement of prepetition liabilities, and provisions for losses resulting from the reorganization of the business, as well as professional fees directly related to the process of reorganizing under Chapter 11. The Predecessor’s reorganization items for the period from January 1 through July 25, 2016 and the year ended December 31, 2015 consisted of the following:

	Predecessor
	Period from January 1 through July 25, 2016	Year Ended December 31, 2015
Provision for rejected contracts and leases	$(67,013)	$(376,422)
Adjustment to unsecured/partially secured debt for expected claim amount	263	(256,461)
Provision for employee benefit related claims	—	(21,864)
Professional fees (1)	(70,447)	(36,225)
Trade accounts payable and other	28,493	3,512
Interest income (1)	629	496
Total pretax gain on plan effects	5,422,489	—
Contura loss on sale	(1,504,961)	—
Fresh Start Adjustments	(645,969)	—
Reorganization items, net	$3,163,484	$(686,964)
__________________

(1)
Net cash paid for reorganization items for the period from January 1 through July 25, 2016 and for the year ended December 31, 2015 totaled approximately ($69,818) and ($20,369), including approximately ($70,447) and ($20,865) in professional fees net of approximately $629 and $496 of interest income, respectively.

Contractual interest expense represented amounts due under the contractual terms of outstanding debt, including debt subject to compromise. Subsequent to the Bankruptcy Filing, the Company ceased recording contractual interest expense on unsecured/partially secured pre-petition debt. The stated contractual interest expense exceeded interest expense reported in the consolidated statement of operations for the period from

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

January 1 through July 25, 2016 and for the year ended December 31, 2015 by $106,612 and $76,595, respectively.

(3)	Summary of Significant Accounting Policies
Use of Estimates
The preparation of the Company’s consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include inventories; mineral reserves; allowance for non-recoupable advanced mining royalties; asset impairments; reclamation obligations; pensions, postemployment and postretirement medical and other employee benefit obligations; useful lives for depreciation, depletion and amortization; reserves for workers’ compensation and black lung claims; current and deferred income taxes; reserves for contingencies; reserves for litigation; and fair value of financial instruments. Estimates are based on facts and circumstances believed to be reasonable at the time; however, actual results could differ from those estimates.
Cash and Cash Equivalents
Cash and cash equivalents consist of cash held with reputable depository institutions and highly liquid, short-term investments with original maturities of three months or less. Cash and cash equivalents are stated at cost, which approximates fair market value. The Company’s cash equivalents consist of money market funds that are maintained in highly rated funds at December 31, 2017 and 2016.
Restricted Cash
Restricted cash represents cash deposits that are restricted as to withdrawal as required by certain agreements entered into by the Company and provide collateral in the amounts of $325,299 and $514,543 as of December 31, 2017 and 2016, respectively, for the credit facility, reclamation accounts, letters of credit securing the Company’s obligations under certain workers’ compensation, general liability and reclamation related bonds, respectively, which have been written on the Company’s behalf. Of the $514,543 restricted cash deposits at December 31, 2016, $43,774 is reflected in the assets of discontinued operations. Restricted cash as of December 31, 2017 and 2016 also includes $37,097 and $44,458, respectively, that has been reserved pursuant to the POR to pay bankruptcy related liabilities and claims. Any funds remaining in this restricted cash account will be distributed to the Company’s former first lien lenders pursuant to the POR. The Company’s restricted cash is primarily invested in interest-bearing accounts.
Investments
The Company classifies its investments as trading or available-for-sale. Marketable securities are recorded initially at cost and adjusted to fair value at each reporting date. Unrealized gains and losses resulting from fair value adjustments to available-for-sale securities are classified as a separate component of stockholders’ equity. Unrealized gains and losses resulting from fair value adjustments to trading securities are recorded in current period earnings or loss. Realized gains and losses on available-for-sale securities are computed using the specific identification method. Investments with maturities of one year or less are reported in short-term investments. Investments with maturities of greater than one year are reported in other non-current assets.
There were no short-term or long-term investments as of December 31, 2017 and December 31, 2016, respectively. The Predecessor Company liquidated its U.S. Treasury securities, corporate debt securities, and mutual funds held in Rabbi Trust short-term investments during the Predecessor period of January 1 to July 25, 2016. During the Predecessor period of January 1 to July 25, 2016, the Predecessor Company also sold approximately 4.0 million of its remaining shares of Rice Energy Inc. (Rice Energy) common stock in exchange for $62,311 of cash, resulting in a gain of $18,540.
During 2015, the Predecessor Company sold approximately 2.0 million shares of Rice Energy common stock in exchange for $46,041 of cash and recorded a gain of $3,379 and recorded an other-than-temporary impairment charge of $40,563 to reduce the Rice Energy common stock carrying value to fair value of $43,776

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

as of December 31, 2015. The Rice Energy common stock was accounted for as an available for sale marketable security.
Trade Accounts Receivable, Net
Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company establishes provisions for losses on accounts receivable when it is probable that all or part of the outstanding balance will not be collected. The Company regularly reviews its accounts receivable balances and establishes or adjusts the allowance as necessary primarily using the specific identification method. The allowance for doubtful accounts was $4,430 and $4,789 at December 31, 2017 and 2016, respectively. Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.
Inventories
Coal is reported as inventory at the point in time the coal is extracted from the mine. Raw coal represents coal stockpiles that may be sold in current condition or may be further processed prior to shipment to a customer. Saleable coal represents coal stockpiles which require no further processing prior to shipment to a customer.
Coal inventories are stated at the lower of cost and net realizable value. The cost of coal inventories is determined based on average cost of production, which includes labor, supplies, equipment costs, operating overhead, depreciation and other related costs. Net realizable value considers the projected future sales price of the product less estimated preparation and selling costs.
Material and supplies inventories are valued at average cost, less an allowance for obsolete and surplus items.
Advanced Mining Royalties
Lease rights to coal reserves are often acquired in exchange for royalty payments. Advance mining royalties are advance payments made to lessors under terms of mineral lease agreements that are recoupable against future production royalties. These advance payments are deferred and charged to operations as the coal reserves are mined. The Company regularly reviews recoverability of advance mining royalties and establishes or adjusts the allowance for advance mining royalties as necessary using the specific identification method. Advance royalty balances are generally charged off against the allowance when they are no longer recoupable.
Advanced mining royalties were $330 and $290 as of December 31, 2017 and 2016, respectively, and reported in other non-current assets in the Consolidated Balance Sheets.
Property, Plant and Equipment
Costs for mine development incurred to expand capacity of operating mines or to develop new mines are capitalized and charged to operations on the units-of-production method over the estimated proven and probable reserve tons directly benefiting from the capital expenditures. Mine development costs include costs incurred for site preparation and development of the mines during the development stage less any incidental revenue generated during the development stage. Mobile mining equipment and other fixed assets are stated at cost and depreciated on a straight-line basis over estimated useful lives ranging from one to 25 years. Leasehold improvements are amortized using the straight-line method, over the shorter of the estimated useful lives or term of the lease. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the period benefited. Maintenance and repairs are expensed as incurred. When equipment is retired or disposed, the related cost and accumulated depreciation are removed from the respective accounts and any profit or loss on disposal is recognized in cost of coal sales. Costs to obtain owned and leased mineral rights are capitalized and amortized to operations as depletion expense using the units-of-production method. Only proven and probable reserves are included in the depletion base.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

Acquired Intangibles
Application of acquisition accounting and fresh start accounting resulted in the recognition of assets for above market-priced coal supply and transportation agreements and liabilities for below market-priced coal supply agreements on the date of acquisition or date of fresh start valuation. The coal supply and transportation agreements were valued based on the present value of the difference between the expected net contractual cash flows based on the stated contract terms, and the estimated net contractual cash flows derived from applying forward market prices at the acquisition dates for new contracts of similar terms and conditions. The coal supply agreement and transportation agreement assets and liabilities are being amortized over the actual amount of tons shipped under each contract. Coal supply agreement assets are reported in acquired intangibles, net and liabilities are reported in other non-current liabilities in the Consolidated Balance Sheets.
During the year ended December 31, 2015, the bankruptcy court approved the rejection of certain transportation agreements, and the Predecessor wrote off $30,253 of acquired intangible assets to Reorganization items, net on the Consolidated Statements of Operations.
Amortization for the Successor Company of acquired coal supply agreement assets was $7,713 and $13,339 of expense and amortization of coal supply agreement liabilities was a credit to expense of ($29) and ($7,177), equating to a net expense of $7,684 and $6,162 for the year ended December 31, 2017 and the period from July 26 through December 31, 2016, respectively, which is reported as amortization of acquired intangibles, net in the Consolidated Statements of Operations. Future net amortization expense (income) related to acquired coal supply agreements is expected to be as follows:

2018	$297
2019	47
Total net future amortization expense	$344
Amortization for the Predecessor Company of acquired intangibles, net of liabilities, in continuing operations was ($3,434) and $11,274 for the period from January 1 through July 25, 2016 and the year ended December 31, 2015, respectively, which is reported as amortization of acquired intangibles, net in the Consolidated Statements of Operations.
Asset Impairment and Disposal of Long-Lived Assets
Long-lived assets, such as property, equipment, mine development costs, owned and leased mineral rights and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset groups may not be recoverable. Recoverability of assets or asset groups to be held and used is measured by a comparison of the carrying amount of an asset or asset group to the estimated undiscounted future cash flows expected to be generated by the asset or asset group. Long-lived assets located in a close geographic area are grouped together for purposes of impairment testing when, after considering revenue and cost interdependencies, circumstances indicate the assets are used together to produce future cash flows. The Company’s asset groups generally consist of the assets and applicable liabilities of one or more mines and preparation plants and associated coal reserves for which cash flows are largely independent of cash flows of other mines, preparation plants and associated coal reserves. If the carrying amount of an asset or asset group exceeds its estimated future cash flows, the potential impairment is equal to the amount by which the carrying amount of the asset or asset group exceeds the fair value of the asset or asset group. The amount of impairment, if any, is allocated to the long-lived assets on a pro-rata basis, except that the carrying value of the individual long-lived assets are not reduced below their estimated fair value. Assets to be disposed would separately be presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and would no longer be depreciated. The assets and liabilities of a disposal group classified as held for sale would be presented separately in the Consolidated Balance Sheets. There were no long-lived asset impairments during 2017 or the period from July 26 to December 31, 2016. See Note 10 for impairment loss incurred in the predecessor period.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

Predecessor Company Goodwill Impairment
Goodwill represents the excess of the purchase price over the fair value of the net identifiable tangible and intangible assets of acquired companies. Goodwill is not amortized; instead, it is tested for impairment annually or more frequently if indicators of impairment exist.
The Company first assesses goodwill on a qualitative basis. If the qualitative assessment indicates that an impairment potentially exists, then the Company tests its goodwill for impairment using a fair value approach at the reporting unit level in two steps. Step one compares the fair value of each reporting unit to its carrying amount. If step one indicates that the carrying value of a reporting unit exceeds its fair value, the second step is performed to measure the amount of impairment, if any. Goodwill impairment exists when the estimated implied fair value of goodwill is less than its carrying value.
As of September 30, 2015, the Predecessor Company performed an interim goodwill impairment testing due primarily to the significant declines in natural gas prices since the acquisition that established the goodwill. As a result of applying the testing approach discussed above, the Company recorded an impairment charge of $43,508 within discontinued operations, to reduce the carrying value of goodwill to its implied fair value of zero.
Asset Retirement Obligations
Minimum standards for mine reclamation have been established by various regulatory agencies and dictate the reclamation requirements at the Company’s operations. The Company’s asset retirement obligations consist principally of costs to reclaim acreage disturbed at surface operations and estimated costs to reclaim support acreage, treat mine water discharge and perform other related functions at company mines. The Company records these reclamation obligations at fair value in the period in which the legal obligation associated with the retirement of the long-lived asset is incurred. Changes to the liability at operations that are not currently being reclaimed are offset by increasing or decreasing the carrying amount of the related long-lived asset. Changes to the liability at operations that are currently being reclaimed are recorded to depreciation, depletion and amortization. Over time, the liability is accreted, and any capitalized cost is depreciated over the useful life of the related asset. To settle the liability, the obligation is paid, and to the extent there is a difference between the liability and the amount of cash paid, a gain or loss upon settlement is recorded. The Company annually reviews its estimated future cash flows for its asset retirement obligations. See Note 15 for further disclosures related to asset retirement obligations.
Income Taxes
The Company recognizes deferred tax assets and liabilities using enacted tax rates for the effect of temporary differences between the book and tax basis of recorded assets and liabilities. Deferred tax assets are reduced by a valuation allowance, if it is more likely than not that some portion or all of the deferred tax asset will not be realized. In evaluating its ability to recover deferred tax assets within the jurisdiction in which they arise, the Company considers all available positive and negative evidence, including the expected reversals of taxable temporary differences, projected future taxable income, taxable income available via carryback to prior years, tax planning strategies and results of recent operations. See Note 18 for further disclosures related to income taxes.
Revenue Recognition
The Company earns revenues primarily through the sale of coal, but also earns other revenues from sales of parts, equipment and filters; rebuild and refurbishment services; and sales of natural gas. The Company recognizes revenue using the following general revenue recognition criteria: 1) persuasive evidence of an arrangement exists; 2) delivery has occurred or services have been rendered; 3) the price to the buyer is fixed or determinable; and 4) collectability is reasonably assured.
Delivery on coal sales is determined to be complete for revenue recognition purposes when title and risk of loss have passed to the customer in accordance with stated contractual terms and there are no other future obligations related to the shipment. For domestic shipments, title and risk of loss generally pass as the coal is

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

loaded into transport carriers for delivery to the customer. For international shipments, title generally passes at the time coal is loaded onto the shipping vessel.
Freight and handling costs paid to third-party carriers and invoiced to coal customers are recorded as freight and handling costs and freight and handling revenues, respectively.
Deferred Financing Costs
The costs to obtain new debt financing or amend existing financing agreements are generally deferred and amortized to interest expense over the life of the related indebtedness or credit facility using the effective interest method. Unamortized deferred financing costs are presented in the balance sheet as a direct deduction from the carrying amount of the debt liability, consistent with debt discounts or premiums.
Workers’ Compensation and Pneumoconiosis (Black Lung) Benefits
Workers’ Compensation
The Company is self-insured for workers’ compensation claims at certain of its operations and is covered by third-party insurance providers at other locations. The liabilities for workers’ compensation claims that are self-insured by the Company (including the liability for subsidiaries utilizing high-deductible insurance programs) are estimates of the ultimate losses incurred based on the Company’s experience, and include a provision for incurred but not reported losses. Adjustments to the probable ultimate liabilities are made annually based on an actuarial study and adjustments to the liability are recorded based on the results of this study. These obligations are included in the Consolidated Balance Sheets as accrued expenses and other current liabilities, workers’ compensation and black lung, long-term liabilities. See Note 19 for further disclosures related to workers’ compensation liabilities.
Pneumoconiosis (Black Lung) Benefits
The Company is required by federal and state statutes to provide benefits to employees for awards related to black lung. The Company is self-insured at certain locations and covered by a third-party insurance provider at other locations. Charges are made to operations for self-insured black lung claims (including locations utilizing high- deductible insurance programs), as determined by an independent actuary at the present value of the actuarially computed liability for such benefits over the employee’s applicable term of service. The Company recognizes in its Consolidated Balance Sheets the amount of the Company’s unfunded Accumulated Benefit Obligation (“ABO”) at the end of the year. Amounts recognized in accumulated other comprehensive income (loss) are adjusted out of accumulated other comprehensive income (loss) when they are subsequently recognized as components of net periodic benefit cost. See Note 19 for further disclosures related to black lung benefits.
Pension and Other Postretirement Benefits
The Company is required to recognize the overfunded or underfunded status of a defined benefit pension plan as an asset or liability in its Consolidated Balance Sheets and to recognize changes in that funded status in the year in which the changes occur through other comprehensive income (loss). The Company is required to measure plan assets and benefit obligations as of the date of the Company’s fiscal year-end balance sheet and provide the required disclosures as of the end of each fiscal year.
The Company accounts for health care benefits provided for current and certain retired employees and their dependents by accruing the cost of such benefits over the service lives of employees. Unrecognized actuarial gains and losses are amortized over the estimated average remaining service period for active employees and over the estimated average remaining life for retirees. The Company recognizes in its Consolidated Balance Sheets the amount of the Company’s unfunded Accumulated Postretirement Benefit Obligation (“APBO”) at the end of the year. Amounts recognized in accumulated other comprehensive income (loss) are adjusted out of accumulated other comprehensive income (loss) when they are subsequently recognized as components of net periodic benefit cost.
See Note 19 for further disclosures related to pension and other postretirement benefits.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

Earnings (Loss) Per Share
Basic earnings per share is computed by dividing net income by the weighted-average number of outstanding common shares for the period. Diluted earnings per share reflects the potential dilution that could occur if instruments that may require the issuance of common shares in the future were settled and the underlying common shares were issued. Diluted earnings per share is computed by increasing the weighted-average number of outstanding common shares computed in basic earnings per share to include the additional common shares that would be outstanding after issuance and adjusting net income for changes that would result from the issuance. Only those securities that are dilutive are included in the calculation. See Note 6 for further disclosures related to earnings per share.
Stock-Based Compensation
The Company recognizes expense for stock-based compensation awards based on the estimated grant-date fair value. For all grants, the amount of compensation expense to be recognized is adjusted for an estimated forfeiture rate that is based in part on historical data and other relevant factors. Compensation expense for awards with cliff vesting provisions is recognized on a straight-line basis from the measurement date through the vesting date. Compensation expense for awards with graded vesting provisions is recognized using the accelerated attribution method. See Note 20 for further disclosures related to stock-based compensation arrangements.
Derivative Instruments and Hedging Activities
Derivative financial instruments are recognized as either assets or liabilities in the Consolidated Balance Sheets and measured at fair value. On the date a derivative instrument is entered into, the Company may designate a qualifying derivative instrument as a hedge of the variability of cash flows to be received or paid related to a recognized asset or liability or forecasted transaction (cash flow hedge). The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives that are designated as cash flow hedges to specific firm commitments or forecasted transactions. The Company also formally assesses both at the hedge’s inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows of the related hedged items. When it is determined that a derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, the Company discontinues hedge accounting prospectively and records all future changes in fair value in current period earnings or losses.
For derivative instruments that have not been designated as cash flow hedges, changes in fair value are recorded in current period earnings or losses. For derivative instruments that have been designated as cash flow hedges, the effective portion of the changes in fair value are recorded in accumulated other comprehensive income (loss) and any portion that is ineffective is recorded in current period earnings or losses. Amounts recorded in accumulated other comprehensive income (loss) are reclassified to earnings or losses in the period the underlying hedged transaction affects earnings or when the underlying hedged transaction is probable of not occurring.
All existing diesel fuel commodity swap agreements were terminated in August 2015 due to the Bankruptcy Filing resulting in a loss of $21,716 recorded in the Consolidated Statements of Operations.
Equity Method Investments
Investments in unconsolidated affiliates that the Company has the ability to exercise significant influence over, but not control, the affiliate’s operating activities are accounted for under the equity method of accounting. Under the equity method of accounting, the Company records its proportionate share of the entity’s net income or loss at each reporting period in the Consolidated Statements of Operations in miscellaneous income, net, with a corresponding entry to increase or decrease the carrying value of the investment.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

New Accounting Pronouncements Adopted
In May 2015, the FASB issued ASU 2015-07, Fair Value Measurement (Topic 820): Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent) (“ASU 2015-07”). The amendments in this update remove the requirement for the Company to categorize all investments for which fair value is measured using the net asset value per share practical expedient within the fair value hierarchy. The amendments also limit the Company’s disclosures to include only investments in which companies have elected to measure at fair value using that practical expedient. The Company is no longer required to disclose investments that are eligible to be measured at fair value using the net asset value per share practical expedient. The new standard is effective for annual periods beginning after December 15, 2016 and interim periods within those annual periods. Early adoption was permitted. The Company adopted ASU 2015-07 during the period ended December 31, 2017.
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which, along with amendments issued in 2015 and 2016, replaced substantially all current U.S. GAAP guidance on this topic and eliminated industry-specific guidance. In addition, the standard required disclosure of the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The standard was effective for annual reporting periods beginning after December 15, 2018 (December 15, 2017 for public entities), with early adoption permitted. The guidance permitted two methods of adoption: full retrospective method (retrospective application to each prior reporting period presented) or modified retrospective method (retrospective application with the cumulative effect of initially applying the guidance recognized at the date of initial application and providing certain additional disclosures). The Successor Company adopted ASU 2014-09 during the first quarter of 2018, using the modified retrospective method. The Company applied the guidance only to contracts that were not completed as of the date of adoption, with no cumulative adjustment to retained earnings as a result of the adoption of this guidance. Additionally, subsequent to adoption, freight and handling revenues will be classified within coal revenues.
In January 2016, the FASB issued ASU 2016-01, Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”). The amendments in this update address certain aspects of recognition, measurement, presentation and disclosure of financial instruments. ASU 2016-01 is effective for annual periods beginning after December 15, 2017 and interim periods within those annual periods. Early adoption is not permitted. The Successor adopted ASU 2016-01 during the first quarter of 2018. The adoption of this update did not have a material impact on the recognition, measurement, presentation, or disclosure of the Company’s financial instruments.
In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments ("ASU 2016-15"). This update addresses whether to present certain specific cash flow items as operating, investing or financing activities. ASU 2016-15 is effective for annual periods beginning after December 15, 2018 and interim periods within those annual periods and is required to be adopted using a retrospective approach with early adoption not permitted. The Successor Company adopted ASU 2016-15 during the first quarter of 2018. The classification requirements under the new guidance are either consistent with the Company’s historical practices or are not applicable to its activities and therefore do not have a material impact on classification of cash receipts and cash payments in the Company’s Statements of Cash Flows.
In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”). The amendments in the Update provide guidance on restricted cash presentation in the statement of cash flows. ASU 2016-18 is effective for annual reporting periods beginning after December 15, 2018 (December 15, 2017 for public entities), and interim periods within annual periods beginning after December 15, 2019, and is required to be adopted using a retrospective approach with early adoption permitted. The Successor Company adopted ASU 2016-15 during the first quarter of 2018. As a result of this guidance, the Company has combined restricted cash with unrestricted cash and cash equivalents when reconciling the beginning and end of period balances on its Statements of Cash Flows in all periods presented.
In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU 2017-01”). The amendments in this update provide clarification on the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions of assets or businesses. ASU 2017-01 is effective for annual periods beginning after December 15,

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

2018 and interim periods within those annual periods and is required to be adopted prospectively with early adoption permitted. The Successor Company adopted ASU 2016-15 during the first quarter of 2018 and the adoption of this ASU did not have a material impact on the Company’s financial statements.
In March 2017, the FASB issued ASU 2017-07, Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost (“ASU 2017-07”). The amendments in this update require that an employer disaggregate the service cost component from the other components of net periodic benefit cost. In addition, only the service cost component will be eligible for capitalization. The new guidance is to be applied retrospectively for income statement effects and prospectively for balance sheet effects. Additionally, the new guidance allows a practical expedient that permits employers to use the amounts disclosed in its pension and other postretirement benefit plan note for the prior comparative periods as the estimation basis for applying the retrospective presentation requirements. ASU 2017-07 is effective for annual reporting periods beginning after December 15, 2018 (December 15, 2017 for public entities), and interim periods within annual periods beginning after December 15, 2019. Early adoption is permitted. The Successor Company adopted ASU 2017-07 during the first quarter of 2018, electing to use the practical expedient as the estimation basis for applying the retrospective presentation requirements. The retrospective application resulted in an adjustment of $3,693, $3,324, ($25,330), and ($41,082) to cost of coal sales with the corresponding offset to miscellaneous income, net for the year ended December 31, 2017, the period from July 26 through December 31, 2016, the period from January 1 through July 25, 2016, and the year ended December 31, 2015, respectively.
In May 2017, the FASB issued ASU 2017-09, Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting (“ASU 2017-09”). The amendments in this Update provide guidance on the scope of modification accounting. ASU 2017-09 is effective for all entities for annual periods, and interim periods with those annual periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in an interim period. The new guidance is to be applied prospectively on or after the adoption date. The Successor Company adopted ASU 2017-09 during the first quarter of 2018. The adoption of this ASU did not have a material impact on the Company’s financial statements.
New Accounting Pronouncements Not Yet Adopted
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842): Amendments to the FASB Accounting Standards Codification (“ASU 2016-02”). ASU 2016-02 is a comprehensive new leases standard that amends various aspects of existing guidance for leases and requires additional disclosures about leasing arrangements. It will require lessees to recognize lease assets and lease liabilities for those leases classified as operating leases under previous GAAP. Topic 842 retains a distinction between finance leases and operating leases. It is effective for private entities for annual periods beginning after December 15, 2019 (December 15, 2018 for public entities) and interim periods within fiscal years beginning after December 31, 2020. Early adoption is permitted. In the financial statements in which the ASU is first applied, leases shall be measured and recognized at the beginning of the earliest comparative period presented with an adjustment to equity. Practical expedients are available for election as a package and if applied consistently to all leases.
In February 2018, the FASB issued ASU 2018-02, Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income (“ASU 2018-02”). The amendments in this Update allow entities to reclassify tax effects stranded in accumulated other comprehensive income as a result of the impact from the Tax Cuts and Jobs Act (H.R. 1) (the “Tax Act”) to retained earnings and requires entities to make new disclosures, regardless of whether the entity elects to reclassify tax effects. ASU 2018-02 is effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted.

(4)	Discontinued Operations
On the Effective Date, the Predecessor Company divested of certain core assets to a consortium of former Alpha creditors whom acquired Contura common stock in exchange for a partial release of their creditor claims pursuant to the bankruptcy settlement, creating a new company titled Contura. Contura was formed to acquire and operate certain of the Company's core coal operations which are located primarily in Pennsylvania, Virginia, West Virginia, and Wyoming, as part of the bankruptcy restructuring plan. In addition, the Company also sold

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

Contura its interest in the Dominion Terminal Associates coal export terminal in eastern Virginia. See Note 2, “Asset Sale to Contura Under the POR,” for details concerning this transaction.
On October 23, 2017, the Company closed the sale of substantially all idle assets in Kentucky, Tennessee and West Virginia to LCC with funding for the transaction under a $150,000 credit facility (see Note 13). The conveyance included real property, substantial reclamation equipment and the transfer of ongoing royalty payment obligations associated with the properties.
As a result of the transaction, the Company is relieved of the future asset retirement obligations (“ARO”) on the properties. ANR paid LCC approximately $199,000 in cash at closing and is obligated to pay an additional $94,000 in installment payments to assist in the fulfillment of bonding, reclamation, water treatment and other obligations. The Company also assigned its right to the $32,000 reclamation funding receivable from Contura to LCC. The $199,000 of cash comprises of approximately $140,000 of cash from the credit facility, and approximately $59,000 from the Global Reclamation Agreements (see Note 14) accounts and other restricted cash accounts of the Company.
The $94,000 of installment payments include a $80,000 note payable to LCC over a 5-year period, with payments of $17,500, beginning October 23, 2018 and for three additional years on the anniversary date of the closing, plus a final payment of $10,000 on October 23, 2022. The third component relates to ANR’s obligation to contribute $14,000, including imputed interest, into LCC’s water treatment restricted cash accounts from 2018 through 2023. Contributions of $1,500 are due during 2018 and increase to $2,500 in each of the years 2019 through 2023.
In addition to the LCC transaction, there were other smaller transactions where idle properties were disposed of in 2017, with some additional transactions that closed in early 2018 (the idled properties associated with the LCC transaction and other related transactions comprise what ANR considers an asset disposal group under ASC 360).
Based upon management’s determination that the above property dispositions meet all of the criteria under ASC 205-20, the results of operations are reported as discontinued operations in the current and prior period presented in the Consolidated Statements of Operations. Certain reclassifications have occurred in the 2016 consolidated balance sheet to account for assets and liabilities associated with discontinued operations. The assets and liabilities of discontinued operations as of December 31, 2016 are shown below:

December 31, 2016
Current assets:
Notes and other receivables (Reclamation funding receivable)	$10,000
Inventories, net	402
Restricted cash	10,202
Total current assets	20,604

Property, plant and equipment, net	27,803
Long-term restricted cash	33,572
Other non-current assets (Reclamation funding receivable)	32,833
Total non-current assets	94,208
Total assets	$114,812
Current liabilities:
Accrued expenses and other current liabilities (asset retirement obligations)	$34,981
Total current liabilities	34,981
Asset retirement obligations	146,608
Total liabilities	$181,589

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

The following table reflects the activities of the discontinued operations of the Successor for the year ended December 31, 2017 and the period from July 26 through December 31, 2016:

	Successor
	Year Ended December 31, 2017	Period from July 26 through December 31, 2016
Revenues:
Coal revenues	$39,338	$7,506
Freight and handling revenues	1,609	82
Other revenues	—	428
Total revenues	40,947	8,016

Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	63,485	26,710
Loss on disposition of property, plant and equipment	130,826	—
Freight and handling costs	1,609	82
Other expenses	—	882
Depreciation, depletion and amortization	7,119	(15,571)
Accretion of asset retirement obligations	35,272	19,385
Total costs and expenses	238,311	31,488
Loss from discontinued operations before income tax benefit	(197,364)	(23,472)
Income tax benefit from discontinued operations	41,288	—
Loss from discontinued operations	$(156,076)	$(23,472)

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

The following table reflects the activities of the discontinued operations for the Predecessor for the period from January 1 through July 25, 2016 and year ended December 31, 2015:

	Predecessor
	Period from January 1 through July 25, 2016	Year Ended December 31, 2015
Revenues:
Coal revenues	$601,868	$1,618,452
Freight and handling revenues	66,838	172,790
Other revenues	21,434	32,005
Total revenues	690,140	1,823,247
Costs and expenses:
Cost of coal sales (exclusive of items shown separately below)	560,497	1,449,171
Loss on disposition of property, plant and equipment	41	18,214
Freight and handling costs	66,838	172,790
Other expenses	11,341	12,520
Depreciation, depletion and amortization	96,560	335,024
Amortization of acquired intangibles, net	11,419	16,454
Accretion of asset retirement obligations	41,469	64,816
Asset impairment and restructuring	41,206	1,395,751
Goodwill impairment	—	43,508
Total costs and expenses	829,371	3,508,248
Loss from discontinued operations	(139,231)	(1,685,001)
Other income (expense):
Interest expense	(254)	(1,056)
Interest income	32	182
Gain on step acquisition of joint venture(1)	—	114,547
Miscellaneous income (expense), net	(3,901)	(2,173)
Total other income, net	(4,123)	111,500
Loss from discontinued operations before income tax (expense) benefit	(143,354)	(1,573,501)
Income tax (expense) benefit from discontinued operations	(2,527)	72,336
Net loss from discontinued operations	$(145,881)	$(1,501,165)
__________________

(1)
On July 1, 2015, Pennsylvania Services Corporation (“PSC”), a wholly-owned, indirect subsidiary of the Company, entered into a Membership Interest Purchase Agreement (the “PLR Acquisition” or “Agreement”) with EDF Trading Resources, LLC (“EDFTR”), PSC’s 50% ownership partner in Pennsylvania Land Resources Holding Company, LLC (“PLR”), a natural gas exploration and production joint venture. Pursuant to the Agreement, PSC acquired the remaining 50% membership interest in PLR owned by EDFTR for $126,016 in cash, after taking into consideration EDFTR’s existing equity and carry commitments. The Agreement made PSC the sole owner and operator of PLR. As a result of obtaining control over PLR, the Company recognized a gain of $114,547 to adjust the carrying amount of its previously existing equity method investment interest of $60,009 to fair value. The carrying amount was previously reported in other non-current assets on the Consolidated Balance Sheets. In response to weak market conditions and in accordance with the Company’s Bankruptcy business plan accepted by its lenders, which included the marketing of certain of the Predecessor Company’s mining complexes, the Predecessor Company reconstituted its asset groups to align with such plans and continued to divest certain non-core assets during the period from January 1 through July 25, 2016. The Predecessor Company divested its assets interest in PLR, a natural gas exploration operation located in Pennsylvania.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

Continued Involvement with Discontinued Operations
The Company entered into a Transition Services Agreement (the “TSA”) with Contura, dated July 26, 2016, for certain back office services and support to be provided from the date of the TSA until various dates, depending on the service. The services provided ranged from certain accounting, tax, benefit, payroll, legal and regulatory, IT support and other services, and their durational periods ranged from approximately one month to up to one year following July 26, 2016. The Company also entered into four amendments to the TSA, with the first being on August 26, 2016 (the “First Amendment”), the second being on October 20, 2016 (the “Second Amendment”), the third being on February 22, 2017 (the “Third Amendment”) and the fourth being on December 19, 2017 (the “Fourth Amendment”). The First Amendment revised various mail notice provisions and bank account information, among other things. The Second Amendment provided for a thirty-day extension to the provision of certain telecommunications services. The Third Amendment extended the time period for the provision of certain services through December 31, 2017. The Fourth Amendment extended the time period for the provision of certain services through December 31, 2021.
The Company entered into a Transitional Services Agreement with LCC to provide administrative assistance in various areas, in most cases for a six-month period after the closing date. To the extent ANR expends funds on behalf of LCC, LCC is required to reimburse those amounts. The agreement does not call for compensation to ANR over and above the costs incurred, resulting in no net cash inflow or outflow.
In addition, the Company entered into short-term arrangements whereby coal being mined incidental to LCC’s reclamation activities is purchased by the Company and sold to the Company’s customers. For the period from October 24, 2017 through December 31, 2017, the Company purchased a minimal number of tons from LCC at a cost of $1,851. The Company has entered into one-year agreements with LCC covering 2018 for additional purchases of coal.

(5)	Accumulated Other Comprehensive Income (Loss)
The following tables summarize the changes to accumulated other comprehensive income (loss) during the year ended December 31, 2017, the period from July 26 through December 31, 2016, the period from January 1 through July 25, 2016, and the year ended December 31, 2015:

Successor
	Balance January 1, 2017	Other comprehensive income (loss) before reclassifications	Amounts reclassified from accumulated other comprehensive income (loss)	Balance December 31, 2017
Employee benefit costs	$28,220	$(56,350)	$(39)	$(28,169)

	Balance July 26, 2016	Other comprehensive income (loss) before reclassifications	Amounts reclassified from accumulated other comprehensive income (loss)	Balance December 31, 2016
Employee benefit costs	$—	$28,244	$(24)	$28,220

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

Predecessor
	Balance January 1, 2016	Other comprehensive income (loss) before reclassifications	Amounts reclassified from accumulated other comprehensive income (loss)	Fresh Start Elimination	Balance July 25, 2016
Employee benefit costs	$(219,278)	$(58,084)	$3,376	$273,986	$—
Cash flow hedges	—	—	—	—	—
Available-for-sale marketable securities	(130)	11,402	(11,190)	(82)	—
	$(219,408)	$(46,682)	$(7,814)	$273,904	$—

	Balance January 1, 2015	Other comprehensive income (loss) before reclassifications	Amounts reclassified from accumulated other comprehensive income (loss)	Fresh Start Elimination	Balance December 31, 2015
Employee benefit costs	$(291,118)	$68,886	$2,954	$—	$(219,278)
Cash flow hedges	(400)	—	400	—	—
Available-for-sale marketable securities	(183)	(22,396)	22,449	—	(130)
	$(291,701)	$46,490	$25,803	$—	$(219,408)
The following table summarizes the amounts reclassified from accumulated other comprehensive income (loss) and the Consolidated Statement of Operations line items affected by the reclassification during the year ended December 31, 2017, the period from July 26 through December 31, 2016, the period from January 1 through July 25, 2016, and the year ended December 31, 2015:

Details about accumulated other comprehensive income (loss) components	Amounts reclassified from accumulated other comprehensive income (loss)				Affected line item in the Consolidated Statements of Operations
	Successor		Predecessor
	Year Ended December 31, 2017	Period from July 26 through December 31, 2016	Period from January 1 through July 25, 2016	Year Ended December 31, 2015
Employee benefit costs:
Amortization of actuarial loss	$—	$—	$2,642	$5,639	(1) Miscellaneous income (expense), net
Amortization of prior service credit	—	—	(1,141)	(5,209)	(1) Miscellaneous income (expense), net
Other	(39)	(40)	1,875	252	(1) Miscellaneous income (expense), net
Reorganization items	—	—	—	4,319	Reorganization items, net
Total before income tax	(39)	(40)	3,376	5,001
Income tax expense (benefit)	—	16	—	(2,047)	Income tax benefit
Total, net of income tax	$(39)	$(24)	$3,376	$2,954

Cash flow hedges:

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

Commodity swaps-coal	$—	$—	$—	$—	Coal revenues
Commodity swaps-diesel fuel	—	—	—	924	Cost of coal sales
Commodity swaps-natural gas	—	—	—	—	Other revenues
Commodity options-natural gas	—	—	—	—	Other revenues
Total before income tax	—	—	—	924
Income tax expense (benefit)	—	—	—	(524)	Income tax benefit
Total, net of income tax	$—	$—	$—	$400

Available-for-sale marketable securities:
Realized gain	$—	$—	$(18,540)	$(3,376)	Gain on sales of marketable equity securities (2015 and 2014), Interest income (2013)
Other than temporary impairment	—	—	—	40,563	Asset impairment and restructuring
Total before income tax	—	—	(18,540)	37,187
Income tax expense (benefit)	—	—	7,350	(14,738)	Income tax benefit
Total, net of income tax	$—	$—	$(11,190)	$22,449
__________________

(1)
These accumulated other comprehensive income (loss) components are included in the computation of net periodic benefit costs for pension, other postretirement benefit plans and black lung. See Note 19.

(6)	Earnings (Loss) Per Share
The number of shares used to calculate basic earnings per common share is based on the weighted average number of the Company’s outstanding common shares during the respective periods. The number of shares used to calculate diluted earnings per common share is based on the number of common shares used to calculate basic earnings per share plus the dilutive effect of stock options and other stock-based instruments held by the Company’s employees and directors during each period, the Company’s 2.375% convertible senior notes due 2015 (the “2.375% Convertible Notes”) which were outstanding until April 15, 2015 when the notes matured and the outstanding principal amount was repaid, the Company’s 3.25% convertible senior notes due 2015 issued by Alpha Appalachia Holdings, Inc. (the “3.25% Convertible Notes”), the Company’s 3.75% convertible senior notes due 2017 (the “3.75% Convertible Notes”), and the Company’s outstanding 4.875% convertible senior notes due 2020 (the “4.875% Convertible Notes”). The 2.375% Convertible Notes (matured and repaid as of April 15, 2015), 3.25% Convertible Notes, 3.75% Convertible Notes, and 4.875% Convertible Notes become dilutive for earnings per common share calculations in certain circumstances and in specified periods. The shares that would be issued to settle the conversion or conversion spread are included in the diluted earnings per common share calculation when the conversion option is in the money or the notes are otherwise convertible, and the effect is dilutive. In periods of net loss, the number of shares used to calculate diluted earnings per share is the same as basic earnings per share. For the period from January 1 through July 25, 2016, 5,620,589 stock options and other stock-based instruments were excluded from the computation of dilutive earnings per share because they would have been anti-dilutive.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

	Successor(1)		Predecessor
	Year Ended December 31, 2017	Period from July 26 through December 31, 2016	Period from January 1 through July 25, 2016	Year Ended December 31, 2015
Net income (loss):
Net income (loss) from continuing operations	$117,190	$(33,645)	$2,920,611	$(4,283,836)
Loss from discontinued operations	(156,076)	(23,472)	(145,881)	(1,501,165)
Net (loss) income	$(38,886)	$(57,117)	$2,774,730	$(5,785,001)

Basic:(2)
Weighted average common shares outstanding - basic	20,124,374	20,111,040	223,007,058	222,311,920
Income (loss) per common share:
Income (loss) from continuing operations	5.82	(1.67)	13.10	(19.27)
Loss from discontinued operations	(7.75)	(1.17)	(0.66)	(6.75)
Net (loss) income	$(1.93)	$(2.84)	$12.44	$(26.02)

Diluted:(2)
Weighted average common shares outstanding - basic	20,124,374	20,111,040	223,007,058	222,311,920
Diluted effect of restricted share units and restricted stock shares	—	—	1,114,654	—
Weighted average common shares outstanding - diluted	$20,124,374	$20,111,040	$224,121,712	$222,311,920

Income (loss) per common share:
Income (loss) from continuing operations	5.82	(1.67)	13.03	(19.27)
Loss from discontinued operations	(7.75)	(1.17)	(0.65)	(6.75)
Net (loss) income	$(1.93)	$(2.84)	$12.38	$(26.02)
_______________

(1)
On February 15, 2018, stockholders approved the Company’s proposal to exchange shares of the existing classes and series of stock for new shares at specified exchange ratios. Following stockholder approval and the effectiveness of the reclassifications, ANR has two classes of common stock with equivalent rights. The total common shares authorized equals 54,223,400 (50,000,000 Class C-1 and 4,223,400 Class C-2), with 20,131,152 (15,907,752 Class C-1 and 4,223,400 Class C-2) currently issued and outstanding. Class C-3 common shares and preferred shares were eliminated in the reclassification. There was no change in relative shareholders’ rights, rank or value before and after the reclassification. Accordingly, earnings per share has been retrospectively adjusted for the new classes of common stock in the Successor period presented.

(2)	The Successor Company has 1,782,000 outstanding stock options that are not dilutive since exercisability of these options is dependent upon a change in control contingency.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

(7)	Inventories, net
Inventories, net consisted of the following:

	Successor
	December 31, 2017	December 31, 2016
Raw coal	$17,692	$12,651
Saleable coal	25,099	12,238
Materials, supplies and other, net	21,122	20,163
Total inventories, net	$63,913	$45,052

(8)	Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consisted of the following:

	Successor
	December 31, 2017	December 31, 2016
Prepaid insurance	$6,463	$6,031
Prepaid workers’ compensation and state black lung	2,793	—
Prepaid freight	809	1,050
Prepaid taxes	12,711	8,398
Deposits and other prepaid expenses	2,340	2,020
Total prepaid expenses and other current assets	$25,116	$17,499

(9)	Property, Plant and Equipment, Net
Property, plant and equipment, net consisted of the following:

	Successor
	December 31, 2017	December 31, 2016
Plant and mining equipment	$156,151	$124,266
Owned and leased mineral rights(1)	20,774	43,342
Land	17,553	17,453
Office equipment, software and other	601	626
Construction in progress	22,477	1,912
Total property, plant and equipment	217,556	187,599
Less accumulated depreciation, depletion and amortization	73,249	54,440
Total property, plant and equipment	$144,307	$133,159
__________________

(1)
Owned and leased mineral rights of $20,774 and $43,342 as of December 31, 2017 and 2016, respectively, relates to capitalized asset retirement obligation costs associated with active mining operations.

Depreciation, depletion and amortization expense associated with property, plant and equipment was $14,710 for the year ended December 31, 2017 and $19,828 for the period from July 26 through December 31, 2016.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

Depreciation, depletion and amortization expense for the Predecessor Company associated with property, plant and equipment was $53,716 and $376,488 for the period from January 1 through July 25, 2016 and for the year ended December 31, 2015.

(10)	Asset Impairment and Restructuring
A long-lived asset group that is held and used is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the long-lived asset or asset group might not be recoverable.
For the period from January 1 through July 25, 2016, the Predecessor Company determined that indicators of impairment were present for its Mineral Reserve and certain other non-current long-lived assets and that their carrying value may not be recoverable. Therefore, the Predecessor Company performed a long-lived asset impairment test, and as a result, it recorded an impairment expense of $3,626 and $715 related to the Company’s Mineral Reserve and certain other non-current assets, respectively.
In response to weak market conditions and in accordance with the Company’s Bankruptcy business plan accepted by its lenders, which included the marketing of certain of the Predecessor Company’s mining complexes, the Predecessor Company reconstituted its asset groups to align with such plans and continued to divest certain non-core assets during the period from January 1 through July 25, 2016. The Predecessor Company divested its assets interest in a repair shop located in Kentucky, certain mining operations located in West Virginia, and other small business operations. The Predecessor Company recorded a loss on disposal for these assets of $7,191. The Predecessor Company also disposed of its investment in Green Source, a cost method investment, recording a loss on disposal of $4,956.
For the period from January 1 through July 25, 2016, the Predecessor Company recorded severance expenses of $7,163.
During the month of June 2015, given significant weakening in coal markets combined with the additional idling of coal mines, the Predecessor Company determined that indicators of impairment were present for its coal-related long-lived asset groups and that the carrying value of certain asset groups may not be recoverable. Therefore, the Predecessor Company performed a long-lived asset impairment test as of June 1, 2015.
As a result of the Company’s Bankruptcy Filing and subsequent work with its lenders to reach a mutually acceptable business plan, which included the marketing of certain of the Predecessor Company’s mining complexes, the Predecessor Company reconstituted its asset groups to align with such plans. During the month of September 2015, given the Predecessor Company’s Bankruptcy Filing and continued declines in market prices for the Predecessor Company’s products, the Predecessor Company determined that indicators of impairment were present and that the carrying value of certain asset groups may not be recoverable. Therefore, the Predecessor Company performed a long-lived asset impairment test as of September 30, 2015.
For the year ended December 31, 2015, the Predecessor Company recorded long-lived asset impairment charges totaling $3,875,426. The asset impairment charges reduced the carrying values of mineral reserves by $3,371,912, property, plant and equipment by $499,198, and acquired mining permits by $4,316. The asset impairments established a new cost basis on which future depreciation, depletion and amortization will be based. The combined carrying amount from both continuing and discontinued operations of the impaired asset groups was $5,234,972.
In response to weak market conditions, the Predecessor Company continued to divest certain non-core assets. During 2015, the Predecessor Company recorded a loss on disposal of $375.
For the year ended December 31, 2015, the Predecessor Company recorded severance expenses of $12,255 and an other-than-temporary impairment of $40,563 on it’s available for sale marketable securities and recorded impairment expenses of $5,926 related to certain other non-current assets.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

(11)	Other Non-Current Assets
Other non-current assets consisted of the following:

	Successor
	December 31, 2017	December 31, 2016
Advanced royalties	$330	$290
VA CEE tax credit	8,219	8,189
Notes receivable	1,699	296
Workers’ compensation receivable	16,796	17,843
Prepaid workers’ compensation and state black lung	28,336	—
Alternative minimum tax credit refund receivable	23,338	—
Other	5,803	7,425
Total	$84,521	$34,043

(12)	Accrued Expenses and Other Current Liabilities
Accrued expenses and other current liabilities consisted of the following:

	Successor
	December 31, 2017	December 31, 2016
Wages and employee benefits	$47,334	$32,049
Current portion of asset retirement obligations	10,996	8,028
Taxes other than income taxes	52,581	60,314
Interest payable	68	2,519
Current portion of workers’ compensation and black lung	20,518	17,515
Fines and penalties	1,127	2,513
Bankruptcy liabilities	37,097	44,458
Other	16,819	19,995
Total accrued expenses and other current liabilities	$186,540	$187,391

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

(13)	Long-Term Debt
Long-term debt consisted of the following:

	Successor
	December 31, 2017	December 31, 2016
$125,000 Term Loan	$—	$124,889
$150,000 Term Loan	146,250	—
LCC Note Payable	80,000	—
LCC Water Treatment Stipulation	14,000	—
Other	447	4,227
Total before debt issuance costs and debt discounts	240,697	129,116
Unamortized debt issuance costs and debt discount related to Term Loans	(8,269)	(18,729)
Unamortized discount on LCC Note Payable based on an imputed interest rate of 21.1%	(28,360)	—
Unamortized discount on LCC Water Treatment Stipulation based on an imputed interest rate of 21.1%	(5,808)	—
Total long-term debt	198,260	110,387
Less current portion	18,655	110,192
Long-term debt, net of current portion	$179,605	$195
Predecessor Company
As more fully described in Note 2 “Emergence from Bankruptcy and Fresh Start Accounting,” on the Effective Date, all of the debt instruments associated with the Predecessor indebtedness, with the exception of capital leases, were canceled and the debt obligations discharged. In accordance with the Plan, the Company was concurrently recapitalized with a new $125,000 term loan discussed below.
Successor Company
$125,000 Term Loan
Upon emergence from bankruptcy, the Company entered into a credit facility with Citicorp, N.A. (“Citi”) as administrative agent, which included a $125,000 term loan (the “Credit Facility”). The term loan bore interest at a rate of LIBOR plus 10.00% per annum and was scheduled to mature on July 26, 2019. The facility required certain collateral and achievement of certain financial covenants. Upon the closing of the facility, debt issuance costs of $21,750 were incurred.
On April 28, 2017, the Company paid off its Credit Facility at a redemption price of $124,889. The Company used $68,511 of restricted cash and $56,378 of operating cash to repay the remaining principal. On the date of payoff, $16,348 of unamortized debt fees were written off and recorded as a loss on early extinguishment of debt in the Consolidated Statements of Operations. The Company also entered into a new $200,000 Letter of Credit Facility with Citibank, N.A (“Citi”) on April 28, 2017, with $193,637 outstanding at December 31, 2017. A new $60,000 Receivables Purchase Agreement with Hitachi Capital America Corp. (“HCA”) was entered into on May 1, 2017. As of December 31, 2017, the Company had availability of approximately $35,000 under the Receivables Purchase Agreement with HCA.
$150,000 Term Loan
On October 18, 2017, the Company entered into a credit facility (the “New Credit Facility”) with Cantor Fitzgerald Securities as administrative agent, which included a $150,000 term loan that bears interest at a rate of LIBOR plus 700 basis points. The interest rate at December 31, 2017 was 8.37%. Interest is paid on a monthly basis at the end of each month. In connection with the New Credit Facility, $9,251 of debt issuance costs and

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

fees were incurred, including $4,500 in the form of an original issue discount. Unamortized fees and debt discount of $8,269 remain on the Consolidated Balance Sheet at December 31, 2017.
Mandatory principal payments of $3,750 are required quarterly. The Company paid $3,750 in December of 2017 with annual scheduled payments remaining of $15,000 due in 2018, 2019 and 2020 and $101,250 due in 2021. In addition, ANR must make a prepayment of principal in an amount equal to the excess (if any) of 65% of excess cash flow for each physical quarter end through the maturity date. Therefore, depending on future cash flow, the principal may be paid off earlier than scheduled.
A financial covenant was put into place along with the New Credit Facility that requires the Company to maintain at least $35,000 of liquidity at all times. The Company was in compliance with its covenants as of December 31, 2017.
LCC Obligations – Imputed Principal and Interest
Both the LCC Note Payable and the LCC Water Treatment Stipulation debt instruments described further below have no stated interest. The Company discounted expected cash flows using an interest rate that equates to a risk-free interest rate adjusted for the effect of the Company’s credit standing (a credit-adjusted unsecured risk-free borrowing rate) to determine imputed interest. In determining the adjustment for the effect of its credit standing, the Company considered the effects of all terms, collateral and existing guarantees on the fair value of the liability.
LCC Note Payable
As a result of the LCC transaction, ANR executed an $80,000 note payable to LCC over a 5-year period, with payments of $17,500 beginning October 23, 2018 and for three additional years on the anniversary date of the closing, plus a final payment of $10,000 on October 23, 2022. The $80,000 note payable has no stated interest rate but for accounting purposes, $30,063 is considered the original discount associated with the note payable. Interest expense will be recorded over the term of the note with $1,703 of expense for the year ended December 31, 2017, leaving $28,360 unamortized on the Consolidated Balance Sheet at December 31, 2017.
LCC Water Treatment Stipulation
As a result of the LCC transaction, ANR executed an agreement to contribute $14,000 into LCC’s water treatment restricted cash accounts from 2018 through 2023. Contributions of $1,500 are due during 2018 and increase to $2,500 each of the years 2019 through 2023. For accounting purposes, $6,104 is considered the original discount associated with the obligation. Interest expense will be recorded over the term of the note with $296 of expense for the year ended December 31, 2017, leaving $5,808 unamortized on the Consolidated Balance Sheet at December 31, 2017.
Capital Leases
The Company’s liability for capital leases as of December 31, 2017 and 2016 totaled $0 and $3,658, respectively.
Notes Payable
The Company’s liability for notes payable as of December 31, 2017 and 2016 totaled $447 and $569, respectively.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

Future Maturities
Future maturities of long-term debt as of December 31, 2017 are as follows(1):

2018	$34,144
2019	35,144
2020	35,144
2021	121,265
2022	12,500
Thereafter	2,500
Total long-term debt	$240,697
__________________

(1)
Future maturities include the total scheduled payments related to the LCC Note Payable and LCC Water Treatment Stipulation that includes a principal and interest component from an accounting perspective.

Contingent Credit Support Commitment
The Contingent Credit Support Commitment (“Contingent Commitment”) was an unsecured obligation with Contura that required Contura to provide ANR with revolving credit support in an aggregate total amount of $35,000 from the Effective Date through September 30, 2018 if certain conditions were met.
As of December 31, 2016, the Company had not drawn against the Contingent Commitment. As of emergence, the carrying value of the Contingent Commitment determined at fair value was $21,954, all of which was classified within other non-current assets in the Consolidated Balance Sheet as a non-recurring fair value measurement. The Company reviewed the carrying amount of this asset at December 31, 2016 for impairment and determined it to be fully impaired. The impairment was recorded as an asset impairment –contingent credit support expense on the Consolidated Statement of Operations.
A termination agreement was entered into between ANR and Contura on October 23, 2017 that terminated the commitment.

(14)	2016 Global Reclamation Agreement & 2017 Amended Reclamation Funding Agreement
2016 Global Reclamation Agreement
The Company entered into eight separate agreements that were collectively known as the Global Reclamation Agreements or GRA. The GRA consists of (1) an agreement (the “Reclamation Funding Agreement”) among the Company, Contura, and the applicable regulatory authorities for each of the states where the Company holds mining assets (collectively, the “Regulatory Authorities”) providing for the provision and allocation among the Regulatory Authorities of certain funds by the Company and Contura to support the Company’s performance of its reclamation obligations; (2) five separate agreements (collectively, the “Reclamation Settlement Agreements”) among the Company, Contura and each of the Regulatory Authorities providing for the use of the funds allocated to the applicable Regulatory Authority, pursuant to the Reclamation Funding Agreement, and other matters relating to environmental reclamation in the applicable state; (3) a stipulation with the United States Environmental Protection Agency (the “Water Treatment Settlement Agreement”) regarding the Company’s water treatment obligations; and (4) a settlement agreement with the United States Army Corps of Engineers regarding the Company’s mitigation requirements.
The Reclamation Funding Agreement provided for the establishment of interest-bearing segregated deposit accounts for each Regulatory Authority in which the Company operated. The applicable Regulatory Authority held a first priority security interest, perfected by “control” under the UCC in these accounts that were funded by the Company and Contura pursuant to the Reclamation Funding Agreement.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

Company Contributions:
The Company was scheduled to pay $109,000 into the various Restricted Cash Reclamation Accounts.
In addition to the periodic contributions, the Company was obligated to pay 50% of positive Free Cash Flow (as defined in the GRA) post-emergence into the Restricted Cash Reclamation Accounts until reclamation is completed or the balances in the Restricted Cash Reclamation Accounts equal or exceed 125% of the estimated total remaining cost of reclamation, mitigation and water treatment. On April 28, 2017, the Company deposited $14,501 into the Restricted Cash Accounts for reclamation pursuant to the requirements of the GRA relating to its obligation to pay 50% of positive Free Cash Flow for the first quarter of 2017. The Free Cash Flow contributions were subject to reconciliation on an annual basis.
In addition to the foregoing allocated contributions to the Restricted Cash Reclamation Accounts, any collateral returned to the Company from any surety bond issuer was to be paid into the Restricted Cash Reclamation Account of the applicable Regulatory Authority. Similarly, if the Company sold a mining asset in a state for at least $100, it was required to deposit a percentage of the proceeds into the Restricted Cash Reclamation Account of the applicable Regulatory Authority.
The amended reclamation agreement executed in 2017 terminated the free cash flow and collateral return obligations and modified the periodic contributions such that the Company is only required to make payments into LCC’s restricted cash accounts of $17,500 in 2018, 2019, 2020 and 2021 with a final payment of $10,000 in 2022.
Contura Contributions:
Contura was scheduled to pay $50,000 into the various Restricted Cash Reclamation Accounts. $8,000 was paid at emergence and another $10,000 was paid in July of 2017.
In addition to the mandatory contributions through 2020, Contura had a contingent obligation to pay up to an aggregate amount of $50,000 in annual installments into the various Restricted Cash Reclamation Accounts from 2021 through 2025.
The amended reclamation agreement executed in 2017 terminated this contingent obligation.
The Reclamation Settlement Agreements Prior to the 2017 Amendment
Upon emerging from bankruptcy, the Company entered into Reclamation Settlement Agreements that established how the Company will utilize the funds in the Restricted Cash Reclamation Accounts to complete reclamation at its properties, in particular those with only reclamation activities to be completed (the “Reclaim-Only Sites”) and replace its remaining self-bonds on those Reclaim-Only Sites by July 2026. All funds deposited into the Restricted Cash Reclamation Accounts were to be used solely to fund reclamation, mitigation and water treatment and management obligations in the applicable state. Each Regulatory Authority had the right to audit the usage of its applicable Restricted Cash Reclamation Account at any time and from time to time upon reasonable notice.
The Company and the applicable Regulatory Authority also entered into general and, in appropriate circumstances, site specific agreements providing a schedule of priority for reclamation, mitigation and water treatment and management. The Company could use funds contributed to the Restricted Cash Reclamation Account in the performance of its obligations to complete reclamation, mitigation and water treatment and management only within the applicable state and only in accordance with the applicable permits and any applicable initial, long term and semi-annual budgets approved by the applicable Regulatory Authority.
Upon written confirmation from any Regulatory Authority confirming the full reclamation of all permits in the state and the release of the associated bonds, any remaining funds in the Restricted Cash Reclamation Account were to be delivered to the Company.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

Until the Company had fulfilled its obligations to bond and fully fund reclamation, mitigation and water management and treatment in accordance with the Reclamation Settlement Agreements, it was prohibited from making any dividends or other distributions on account of any equity interests in the Company.
In addition, the sale of assets to Contura pursuant to the POR and Contura’s partial funding of the Company’s reclamation obligations pursuant to the Reclamation Funding Agreement shall not cause Contura or the Company to be deemed to be owners or controllers of each other or of each other’s businesses.
Pursuant to the Reclamation Settlement Agreement with West Virginia, the Company posted approximately $100,000 of new surety bonds to reduce its self-bonded liability. In addition, the Company posted $39,000 of collateral to secure its obligations on the Reclaim-Only Sites pending (a) its replacement of all self-bonds with commercial surety bonds or (b) completion of reclamation at all self-bonded sites. The Reclamation Settlement Agreement with West Virginia specified that the Company will reduce its self-bonded obligations with respect to its Reclaim-Only Sites according to the following schedule:
•    25% by December 31, 2020;
•    50% by December 31, 2023; and
•    100% by the tenth anniversary of the Effective Date.
2017 Reclamation Funding Agreement Amendment
The amended reclamation agreement was entered into by and among ANR, Inc.; LCC; Contura Energy, Inc.; and various federal and state agencies. The agreement documents the specific permits being transferred to LCC from ANR and acknowledges consent of the regulatory authorities to the LCC sales transaction. ANR’s periodic payments were amended and superseded to provide that no additional funding is required into the GRA accounts.
The following table highlights the original funding requirements, the funding that has occurred post-emergence through December 31, 2017, the amount no longer required to be funded into the GRA accounts and the future funding into LCC’s restricted cash accounts required:

	Mandatory Funding Required Under the 2016 POR	Mandatory Amounts Funded(1)	Funding No Longer Required by ANR Based upon Amendment	Future Funding into LCC's Restricted Cash Accounts(2)
2016	$5,000	$5,000	$—	$—
2017	10,000	7,627	2,373	—
2018	10,000	—	10,000	17,500
2019	12,000	—	12,000	17,500
2020	12,000	—	12,000	17,500
2021	12,000	—	12,000	17,500
2022	12,000	—	12,000	10,000
2023	12,000	—	12,000	—
2024	12,000	—	12,000	—
2025	12,000	—	12,000	—
Total	$109,000	$12,627	$96,373	$80,000
__________________

(1)
September 2017 was the last month that contributions were made into the GRA accounts associated with Kentucky, Tennessee and West Virginia. Contributions into the GRA accounts of Virginia and Illinois continued for the remainder of the year (monthly contributions totaling $42). The contributions will cease when the permits are officially transferred to the respective buyers of the properties. Some contributions are expected to be made in early 2018 for these two states but are not material, and not reflected in the schedule above.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

(2)	The principal portion of the $80,000 is reflected in long-term debt on the Consolidated Balance Sheet at December 31, 2017 (see Note 13).
The Water Treatment Settlement Agreement per the 2016 POR and the Amended Stipulation Regarding Water Treatment Obligations
2016 Water Treatment Settlement Agreement
The Water Treatment Settlement Agreement specified that the Company will establish and fund restricted cash accounts (“Restricted Cash Water Treatment Accounts”) for each state in which it operates. The Company was required to make contributions totaling $15,000 between 2017 and 2023.
The Company contributed $1,000 to each of the Restricted Cash Water Treatment Accounts on the Effective Date. The contributions in 2017 were divided evenly among the states. Beginning in 2018, the contributions were to be allocated based upon the percentage of water treatment costs associated with each state.
The funds in the Restricted Cash Water Treatment Accounts could be used to pay for costs associated with treating water, constructing water treatment systems or undertaking other projects that will improve water quality discharging from the Company’s property. The Company and the applicable state agencies were also required to set a minimum balance that must be maintained in the Water Treatment Restricted Cash Account for each applicable state.
2017 Amended Water Treatment Stipulation
The amended water treatment stipulation was entered into by and among ANR, Inc.; LCC; and the Environmental Protection Agency. The agreement was entered into to amend the framework and funding for the fulfillment of water treatment obligations in light of the LCC sales transaction. The amount of restricted cash that ANR had set aside in the water treatment accounts was conveyed to LCC in the sales transaction.
The following table highlights the original funding requirements, the funding that has occurred post-emergence through December 31, 2017 and the future funding requirements:

	Mandatory Funding Required Under the 2016 POR	Mandatory Amounts Funded	Future Funding into Accounts of LLC (1)
2017	$1,000	$1,000	$—
2018	1,500	—	1,500
2019	2,500	—	2,500
2020	2,500	—	2,500
2021	2,500	—	2,500
2022	2,500	—	2,500
2023	2,500	—	2,500
Total	$15,000	$1,000	$14,000
__________________

(1)	The principal portion of the $14,000 is reflected in long-term debt on the Consolidated Balance Sheet at December 31, 2017 (see Note 13).
The Mitigation Settlement per the 2016 POR and the Amended Permitting and Mitigation Plan Funding and Settlement Agreement
2016 Mitigation Settlement
The Mitigation Settlement Agreement required the Company to establish a restricted cash account (“Restricted Cash Mitigation Account”) that will be used to fund mitigation required by the Company’s Section

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

404 permits. The Company contributed $4,500 to the Restricted Cash Mitigation Account on the Effective Date and made an additional contribution of $1,500 in 2017. $5,500 of restricted cash was transferred to LCC in October of 2017 based on the amended agreement. The amended agreement requires ANR to continue to make contributions into the Restricted Cash Mitigation Account to cover obligations of the Company’s remaining Section 404 permits.
2017 Amended Permitting and Mitigation Plan Funding and Settlement Agreement
The amended Permitting and Mitigation Plan Funding and Settlement Agreement water treatment stipulation was entered into by and among ANR, Inc.; LCC; Contura Energy, Inc.; and the U.S. Army Corps of Engineers.
The following table highlights the original funding requirements, the funding that occurred post-emergence and the amended future funding requirements.

	Funding Required Under the 2016 POR	Amended Agreement Adjustment	Funding Required per the Amendment	Amounts Funded Through December 2017	Future Funding Required
2016	$4,500	$—	$4,500	$4,500	$—
2017 - Pre Amendment	1,000	—	1,000	1,000	—
Subtotal	5,500	—	5,500	5,500	—
2017 - Post Amendment	—	500	500	500	—
2018	1,500	(500)	1,000	—	1,000
2019	2,500	—	2,500	—	2,500
2020	3,000	—	3,000	—	3,000
2021	3,000	—	3,000	—	3,000
2022	2,500	—	2,500	—	2,500
Total	$18,000	$—	$18,000	$6,000	$12,000
The Company is required to keep a minimum balance in the Restricted Cash Mitigation Account at all times and must receive approval of its budgets from the U.S. Army Corps of Engineers to spend funds from this account.

(15)	Asset Retirement Obligations
As of December 31, 2017 and 2016, the Company had recorded asset retirement obligation accruals for mine reclamation and closure costs associated with continuing operations totaling $68,302 and $84,599, respectively. The portion of the costs expected to be paid within a year of $10,996 as of December 31, 2017 is included in accrued expenses and other current liabilities.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

Changes in the asset retirement obligations were as follows:

Predecessor
Total asset retirement obligations at December 31, 2014	$140,043
Accretion for the period	$16,883
Revisions in estimated cash flows	(30,059)
Expenditures for the period	(8,600)
Total asset retirement obligations at December 31, 2015	$118,267
Accretion for the period	11,450
Expenditures for the period	(7,655)
Total asset retirement obligations at July 25, 2016	$122,062
Fresh start adjustments	(35,176)
Successor
Total asset retirement obligations at July 26, 2016	86,886
Accretion for the period	9,762
Revisions in estimated cash flows(1)	(5,807)
Asset sales	(2,897)
Expenditures for the period	(3,345)
Total asset retirement obligations at December 31, 2016	84,599
Accretion for the period	22,733
Sites added during the period	171
Revision in estimated cash flows(1)	(31,173)
Expenditures for the period	(8,028)
Total asset retirement obligations at December 31, 2017	68,302
Less current portion	10,996
Long-term portion	$57,306
__________________

(1)
Represents a reduction in estimated costs that was recorded as a reduction to depreciation, depletion and amortization in the Consolidated Statements of Operations for the year ended December 31, 2017 and the period from July 26 through December 31, 2016.

(16)	Other Non-Current Liabilities
Other non-current liabilities consisted of the following:

	Successor
	December 31, 2017	December 31, 2016
Contingent revenue obligation	$42,860	$27,748
Deferred WY production taxes	4,547	11,159
Property taxes	—	26,531
Other	3,258	4,257
Total other non-current liabilities	$50,665	$69,695

(17)	Fair Value of Financial Instruments and Fair Value Measurements
The estimated fair values of financial instruments are determined based on relevant market information. These estimates involve uncertainty and cannot be determined with precision.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

The carrying amounts for cash and cash equivalents; trade accounts receivable, net; prepaid expenses and other current assets; trade accounts payable; and accrued expenses and other current liabilities approximate fair value due to the short maturity of these instruments.
The following tables set forth by level, within the fair value hierarchy, the Successor Company’s long-term debt at fair value as of December 31, 2017 and 2016, respectively:

	Successor
	December 31, 2017
	Carrying Amount(1)	Total Fair Value	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
$150,000 term loan	$137,981	$142,825	$—	$—	$142,825
LCC note payable	$51,640	$49,937	$—	$—	$49,937
LCC water stipulation	$8,189	$7,893	$—	$—	$7,893
__________________

(1)	Net of unamortized debt issuance costs and debt discount

	Successor
	December 31, 2016
	Carrying Amount(1)	Total Fair Value	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Credit Facility loan	$106,160	$122,933	$—	$—	$122,933
__________________

(1)	Net of debt issuance costs
The following tables set forth by level, within the fair value hierarchy, the Successor Company’s financial and non-financial assets and liabilities that were accounted for at fair value on a recurring basis as of December 31, 2017 and 2016, respectively. Financial and non-financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the determination of fair value for assets and liabilities and their placement within the fair value hierarchy levels.

Successor	Carrying Amount	Total Fair Value	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2017
Financial liabilities:
Contingent Revenue Obligation	$(42,860)	$(42,860)	$—	$—	$(42,860)
December 31, 2016
Financial liabilities:
Contingent Revenue Obligation	$(27,748)	$(27,748)	$—	$—	$(27,748)
The Company assigned a fair value of ($13,101) to the contingent revenue obligation in fresh start accounting. Improved future revenue expectations compared to the expectations at the emergence date resulted in a ($14,647) increase in the obligation as of December 31, 2016 to a balance of ($27,748). The balance was

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

further increased as of December 31, 2017 by ($15,112). The change in estimated liability is recorded on the Consolidated Statements of Operations as mark-to-market adjustment - acquisition-related obligations and the liability is shown in other non-current liabilities in the Company’s Consolidated Balance Sheets.
The following methods and assumptions were used to estimate the fair values of the assets and liabilities in the tables above.
Level 3 Fair Value Measurements
Corporate Debt Securities – The fair values of the Company’s corporate debt securities are obtained from a third- party pricing service provider. The fair values provided by the pricing service provider are estimated using pricing models, where the inputs to those models are based on observable market inputs, including credit spreads and broker-dealer quotes, among other inputs. The Company classifies the prices obtained from the pricing services within Level 2 of the fair value hierarchy because the underlying inputs are directly observable from active markets; however, the pricing models used entail a certain amount of subjectivity, and therefore result in differing judgments in how the underlying inputs are modeled, which could result in different estimates of fair value.
Fresh Start Reporting – The Company recorded its assets and liabilities upon emergence from bankruptcy under the fresh start method of accounting. Determining the fair value of assets and liabilities requires management’s judgment and the utilization of independent valuation experts and often involves the use of significant estimates and assumptions with respect to the timing and amounts of future cash inflows and outflows, discount rates, market prices and asset lives, among other items.
Contingent Revenue Obligation – The fair value of the contingent revenue obligation was estimated using a Black-Scholes pricing model and is marked to market at each reporting period with changes in value reflected in earnings. The inputs included in the Black-Scholes pricing model are the Company’s forecasted future revenue, the stated royalty rate, the remaining periods in the obligation and the annual risk-free interest rate based on the US Constant Maturity Treasury Curve and annualized volatility. The annualized volatility was calculated by observing volatilities for comparable companies with adjustments for the Company’s size and leverage.

(18)	Income Taxes
Impacts of the Tax Cuts and Jobs Act
On December 22, 2017, the Tax Act was signed into law. The Tax Act contains significant changes to corporate taxation, including (i) the reduction of the corporate tax rate from 35% to 21%, (ii) the acceleration of tax depreciation for certain business assets, (iii) the repeal of the domestic production deduction, (iv) additional limitations on the deductibility of interest expense and (v) expanded limitations on executive compensation. Tax reform eliminated the alternative minimum tax (“AMT”) for corporations while allowing the continued use of AMT credit carryforwards and allowing future refunds of these credits. Except for the acceleration of tax depreciation for certain business assets effective in September of 2017, the changes are effective as of January 1, 2018.
The key impact of the Tax Act on the Company’s financial statements for the year ended December 31, 2017 relates to the expected future refundable AMT credits that existed at emergence of $23,027 ($30,702 less valuation allowance of $7,675). The expected future refunds are recorded as a receivable in other non-current assets on the Company’s Consolidated Balance Sheet as of December 31, 2017. As of December 31, 2016, prior to the Tax Act, the AMT credits were not considered deferred tax assets since significant limitations existed on utilization of the credits. Under the Securities and Exchange Commission Staff Accounting Bulletin ("SAB") 118, the Company recorded its best estimate based on the information and guidance available as of December 31, 2017 and finalized the analysis within the one-year measurement period ending on December 22, 2018. Until additional guidance is provided by the Internal Revenue Service on the minimum tax credit refund, uncertainty exists around the ultimate realization of 100% of available credits.
The key impact of the Tax Act on the Company’s financial statement income tax disclosures for the year ended December 31, 2017 was the re-measurement of deferred tax assets to the new corporate tax rate. In order to calculate the effects of the new corporate tax rate on the Company’s deferred tax balances, ASC 740, “Income

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

Taxes” (“ASC 740”), required the re-measurement of the Company’s deferred tax balances as of the enactment date of the Tax Act, based on the rates at which the balances are expected to reverse in the future. The re-measurement was completely offset by a change in valuation allowance.
Significant components of income tax (expense) benefit from continuing operations were as follows:

	Successor		Predecessor
	Year Ended December 31, 2017	Period from July 26 through December 31, 2016	Period from January 1 through July 25, 2016	Year ended December 31, 2015
Current tax (expense) benefit:
Federal	$(11,680)	$—	$862	$7,590
State	(5,904)	—	4,859	(322)
	(17,584)	—	5,721	7,268
Deferred tax benefit:
Federal	—	15,196	—	673,135
State	—	3,018	—	91,131
	—	18,214	—	764,266
Total income tax (expense) benefit:
Federal	(11,680)	15,196	862	680,725
State	(5,904)	3,018	4,859	90,809
	$(17,584)	$18,214	$5,721	$771,534
A reconciliation of the statutory federal income tax expense (benefit) at 35% on income (loss) from continuing operations to the actual income tax expense (benefit) is as follows:

	Successor		Predecessor
	Year Ended December 31, 2017	Period from July 26 through December 31, 2016	Period from January 1 through July 25, 2016	Year ended December 31, 2015
Federal statutory income tax expense (benefit)	$47,171	$(18,151)	$1,020,212	$(1,769,380)
Increase (reductions) in taxes due to:			—	—
Percentage depletion allowance	(22,512)	(4,830)	(781)	(1,820)
Federal tax rate change	27,619	—	—	—
Minimum tax credit asset recognition due to Tax Act	(30,702)	—	—	—
State taxes, net of federal tax impact	2,442	(3,623)	191,162	(126,796)
Tax provision to tax return impact	10,071	—	—	—
Bankruptcy emergence and restructuring	—	—	1,112,369	—
Change in valuation allowances	(17,265)	8,242	(2,346,214)	1,123,777
Other	760	148	17,531	2,685
Income tax expense (benefit)	$17,584	$(18,214)	$(5,721)	$(771,534)

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

Deferred income taxes result from temporary differences between the reported amounts for financial statement purposes and income tax purposes. The net deferred tax assets and liabilities included in the Consolidated Balance Sheets include the following amounts:

	December 31, 2017	December 31, 2016
Deferred tax assets:
Asset retirement obligations	$17,851	$104,414
Reserves and accruals not currently deductible	15,251	12,549
Workers' compensation and black lung	60,462	83,490
Pension and postretirement medical benefit obligations	54,090	83,772
LCC Note Payable and Water Treatment Stipulation	15,655	—
Alternative minimum tax credit carryforwards	7,675	—
Net operating loss carryforwards, net of Section 382 limitation	26,236	13,798
Gross deferred tax assets	197,220	298,023
Less valuation allowance	(77,746)	(43,534)
Deferred tax assets	119,474	254,489

Deferred tax liabilities:
Property, plant and equipment	(22,040)	(28,018)
Restricted cash	(90,756)	(198,094)
Acquired intangibles, net	(90)	(3,149)
Prepaid expenses	(2,359)	(2,855)
Other assets	(4,229)	(22,373)
Total deferred tax liabilities	(119,474)	(254,489)
Net deferred tax assets	$—	$—
Changes in the valuation allowance, including discontinued operations, were as follows:

	Successor		Predecessor
	Year Ended December 31, 2017	Period from July 26 through December 31, 2016	Period from January 1 through July 25, 2016	Year ended December 31, 2015
Valuation allowance beginning of period	$43,534	$—	$2,266,962	$563,142
Valuation allowance established in fresh start accounting to account for book and tax basis differences	—	26,898	—	—
(Decrease) increase in valuation allowance not affecting income tax expense	14,737	—	20,756	—
(Decrease) increase in valuation allowance recorded to income tax expense (benefit)	19,475	16,636	(2,287,718)	1,703,820
Valuation allowance end of period	$77,746	$43,534	$—	$2,266,962
Although the Company is the successor from an accounting perspective, Contura is the successor for federal income tax purposes as a result of a tax-free reorganization that occurred as part of the bankruptcy restructuring. As a result of the reorganization, Contura inherited substantially all of the federal and state net operating loss carryforwards of Alpha as well as the historical tax basis of assets acquired and liabilities

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

assumed from Alpha. Any NOL carryforwards that ANR retained are subject to Code Section 382 limitations and are not recognized as a deferred tax asset as of December 31, 2017 and 2016.
Although Contura is the income tax successor, ANR is entitled to the cash benefit of any income tax refunds for pre-emergence periods as stated in the Asset Purchase Agreement with Contura. At December 31, 2017 and 2016, $12,711 ($11,189 relates to post-petition periods) and $8,398, respectively, of refundable income taxes are included in prepaid expenses and other current assets. ANR is also obligated for any additional income taxes that may arise for pre-emergence periods. ANR is not aware of any potential taxes due for pre-emergence periods and no liability is recorded. Tax years 2015-2017 remain open to federal and state examination.
At December 31, 2017 and 2016, the Company’s tax effected temporary differences and NOLs amounted to $77,746 and $43,534, respectively, and were completely offset by valuation allowances. At December 31, 2017, the Company has regular tax net operating loss carryforwards for federal income tax purposes of approximately $102,000. The federal net operating loss carryforwards will expire between years 2036 and 2037.
The change in valuation allowance resulted from an increase in net operating losses for the periods reported and other deferred tax assets for which the Company is unable to support realization.
The total amount of unrecognized tax benefits at December 31, 2017 and 2016 was $0.
The Company’s policy is to classify interest and penalties related to uncertain tax positions as part of income tax expense. As of December 31, 2017 and 2016, the Company has recorded accrued interest and penalties of $0 and $0, respectively.

(19)	Employee Benefit Plans
The Company provides several types of benefits for its employees, including postretirement health care and life insurance, defined benefit pension plans, workers’ compensation and black lung benefits, defined contribution retirement savings plans and health insurance coverage.
(a) Company Administered Postretirement Health Care and Life Insurance Benefits
The Company provided postretirement medical and life insurance benefits to certain eligible employees under various plans. Certain plans were contributory while others were noncontributory. Additionally, certain plans were established by collective bargaining agreements. To be eligible, retirees had to meet certain age and service requirements. Depending on year of retirement, benefits may have been subject to annual deductibles, coinsurance requirements, lifetime limits and retiree contributions. These plans were unfunded. Beginning January 1, 2013, the majority of the Company’s post-65 union retirees were enrolled in an Employer Group Waiver Plan (“EGWP”), and the majority of the Company’s post-65 non-union retirees were moved to a health reimbursement account (“HRA”) arrangement. Beginning January 1, 2015, the remainder of the Company’s non-union eligible participants began receiving benefits through an HRA arrangement. The Company provided a fixed annual notional credit through the HRA to most retirees under this arrangement, which retirees may have used to purchase insurance through a Medicare exchange.
Pursuant to Section 363 of the Bankruptcy Code, the postretirement medical and life insurance benefits to certain eligible employees under various plans were terminated as of the Effective Date. The Company recorded adjustments related to the termination of the plans within Reorganization items, net in the Consolidated Statements of Operations for the period from January 1 through July 25, 2016. Refer to Note 2.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

The following table details the components of the net periodic benefit cost prior to the termination of the plans for postretirement medical benefits for the period from January 1 through July 25, 2016 and for the year ended December 31, 2015 were as follows:

	Predecessor
	Period from January 1 through July 25, 2016	Year Ended December 31, 2015
Service cost	$3,685	$8,894
Interest cost	22,312	40,328
Amortization of net actuarial loss	60	2,612
Amortization of prior service credit	(2,978)	(6,224)
Curtailment gain	(4,174)	(3,805)
Net periodic benefit cost	$18,905	$41,805
Other changes in plan assets and benefit obligations recognized in other comprehensive (income) loss prior to the termination of the plans for the period from January 1 through July 25, 2016 and for the year ended December 31, 2015 were as follows:

	Predecessor
	Period from January 1 through July 25, 2016	Year Ended December 31, 2015
Current year actuarial loss (gain)	$33,591	$(123,096)
Prior service credit for period	—	—
Amortization of net actuarial loss	(60)	(2,612)
Amortization of prior service credit	2,978	6,224
Curtailment gain	4,174	3,805
Total recognized in other comprehensive loss (income)	40,683	(115,679)

Total recognized in net periodic benefit cost and other comprehensive loss (income)	$59,588	$(73,874)
The weighted-average assumptions used to determine the postretirement plans’ benefit obligation prior to the termination of the plans as of July 25, 2016 and December 31, 2015 were as follows:

	Predecessor
	Period from January 1 through July 25, 2016	Year Ended December 31, 2015
Discount rate	4.30%	4.30%

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

The weighted average discount rates used in determining net periodic postretirement medical benefit cost prior to the termination of the plans for the period from January 1 through July 25, 2016 and the year ended December 31, 2015 were as follows:

	Predecessor
	Period from January 1 through July 25, 2016	Year Ended December 31, 2015
Discount rate	3.90%	4.06%
The discount rate assumption is determined from a published yield-curve table matched to timing of the Company’s projected cash out flows.
(b) Company Administered Defined Benefit Pension Plans
The Company has three qualified non-contributory defined benefit pension plans, which cover certain salaried and non-union hourly employees. Participants accrued benefits either based on certain formulas, the participant’s compensation prior to retirement or plan specified amounts for each year of service with the Company. Benefits are frozen under these plans.
The qualified non-contributory defined benefit pension plans are collectively referred to as the “Pension Plans.”
Annual funding contributions to the Pension Plans are made as recommended by consulting actuaries based upon the ERISA funding standards. Plan assets consist of equity and fixed income funds, private equity funds and a guaranteed insurance contract.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

The following tables set forth the plans’ accumulated benefit obligations, fair value of plan assets and funded status:

	Successor
	Year Ended December 31, 2017	Period from July 26 through December 31, 2016
Change in benefit obligations:
Accumulated benefit obligation at beginning of period:	$716,312	$805,867
Interest cost	25,143	9,693
Actuarial (gain) loss	58,593	(84,691)
Benefits paid	(32,629)	(11,762)
Plan amendments	(3,889)	—
Settlements	(4,205)	(2,795)
Accumulated benefit obligation at end of period	$759,325	$716,312

Change in fair value of plan assets:
Fair value of plan assets at beginning of period	$507,011	$544,113
Actual return on plan assets	62,939	(24,958)
Employer contributions	14,322	2,413
Benefits paid	(32,629)	(11,762)
Settlements	(4,205)	(2,795)
Fair value of plan assets at end of period	$547,438	$507,011
Funded status	$(211,887)	$(209,301)
Accrued benefit cost at end of year	$(211,887)	$(209,301)
Gross amounts related to pension obligations recognized in accumulated other comprehensive (income) loss consisted of the following as of December 31, 2017 and December 31, 2016:

	Successor
	December 31,
	2017	2016
Net actuarial gain	$(22,709)	$(45,867)
The following table details the components of net periodic benefit cost (credit):

	Successor		Predecessor
	Year Ended December 31, 2017	Period from July 26 through December 31, 2016	Period from January 1 through July 25, 2016	Year Ended December 31, 2015
Interest cost	$25,143	$9,693	$16,795	$29,855
Expected return on plan assets	(31,240)	(13,826)	(17,287)	(34,674)
Amortization of net actuarial loss	—	—	1,253	2,087
Prior service credit	(114)	—	—	—
Settlement (gain) loss	(39)	(40)	—	4,027
Net periodic benefit (credit) cost	$(6,250)	$(4,173)	$761	$1,295

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

Other changes in plan assets and benefit obligations recognized in other comprehensive (income) loss are as follows:

	Successor		Predecessor
	Year Ended December 31, 2017	Period from July 26 through December 31, 2016	Period from January 1 through July 25, 2016	Year Ended December 31, 2015
Current year actuarial (gain) loss	$26,894	$(45,907)	$(3,283)	$3,055
Net prior service credit	(3,775)	—	—	—
Amortization of net actuarial loss	—	—	(1,253)	(2,087)
Settlement (loss) gain	39	40	—	(4,027)
Reorganization items, net (1)	—	—	—	(4,319)
Total recognized in other comprehensive (income) loss	23,158	(45,867)	(4,536)	(7,378)
Total recognized in net periodic benefit cost and other comprehensive loss (income)	16,908	(50,040)	(3,775)	(1,764)
Total recognized in reorganization items, net	$—	$—	$—	$(4,319)
__________________

(1)	Acceleration of previously unrecognized unrealized loss due to expected termination of SERP.
Upon emergence from bankruptcy in accordance with ASC 852, the Company applied plan of reorganization and fresh start accounting to its Consolidated Financial Statements in the Predecessor period from January 1 through July 25, 2016. See Note 2.
The following table presents information applicable to plans with accumulated benefit obligations in excess of plan assets:

	Successor
	December 31,
	2017	2016
Projected benefit obligation	$759,325	$716,312
Accumulated benefit obligation	$759,325	$716,312
Fair value of plan assets	$547,438	$507,011
The current portion of the Company’s Pension Plans liability is the amount by which the actuarial present value of benefits included in the benefit obligation payable in the next twelve months exceeds the fair value of plan assets. However, even though the plan may be underfunded, if there are sufficient plan assets to make expected benefit payments to plan participants in the succeeding twelve months, no current liability is recognized. Under this standard, no current pension liability would be presented. However, the POR established a $9,000 contractual obligation paid in June of 2017 and June of 2018 and the Company has shown $9,000 as a current liability in the Consolidated Balance Sheets as of December 31, 2017 and 2016.
The weighted-average actuarial assumption used in determining the benefit obligations as of December 31, 2017 and 2016 was as follows:

	Successor
	December 31,
	2017	2016
Discount rate	3.63%	4.12%

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

The weighted-average actuarial assumptions used to determine net periodic benefit cost for the year ended December 31, 2017, for the period from July 26 through December 31, 2016, for the period from January 1 through July 25, 2016 and the year ended December 31, 2015 were as follows:

	Successor		Predecessor
	Year Ended December 31, 2017	Period from July 26 through December 31, 2016	Period from January 1 through July 25, 2016	Year Ended December 31, 2015
Discount rate	4.12%	3.44%	4.32%	4.03%
Expected long-term return on plan assets	6.25%	6.25%	6.25%	6.25%
Measurement date	December 31, 2017	December 31, 2016	July 25, 2016	December 31, 2015
The discount rate assumptions were determined from a high-quality corporate bond yield-curve timing of the Company’s projected cash out flows.
The expected long-term return on assets of the Pension Plans is established at the beginning of each year by the Company’s Benefits Committee in consultation with the plans’ actuaries and outside investment advisors. This rate is determined by taking into consideration the Pension Plans’ target asset allocation, expected long-term rates of return on each major asset class by reference to long-term historic ranges, inflation assumptions and the expected additional value from active management of the Pension Plans’ assets. For the determination of net periodic benefit cost in 2018, the Company will utilize an expected long-term return on plan assets of 6.25%.
Assets of the Pension Plans are held in trusts and are invested in accordance with investment guidelines that have been established by the Company’s Benefits Committee in consultation with outside investment advisors. The target allocation for 2018 and the actual asset allocation as reported at December 31, 2017 are as follows:

	Target Allocation Percentages 2018	Percentage of Plan Assets 2017
Equity funds	40%	39%
Fixed income funds	60%	59%
Other types of investments	—	2%
Total	100.00%	100.00%
The asset allocation targets have been set with the expectation that the Pension Plans’ assets will fund the expected liabilities within an appropriate level of risk. In determining the appropriate target asset allocations, the Benefits Committee considers the demographics of the Pension Plans’ participants, the funding status of each plan, the Company’s contribution philosophy, the Company’s business and financial profile and other associated risk factors. The Pension Plans’ assets are periodically rebalanced among the major asset categories to maintain the asset allocation within a specified range of the target allocation percentage.
For the year ended December 31, 2017, $14,322 of cash contributions were made to the Pension Plans. The Company expects to contribute $13,344 to the Pension Plans in 2018, including the $9,000 required under the POR.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

The following represents expected future pension benefit payments for the next ten years:

2018	$29,436
2019	29,858
2020	30,989
2021	31,894
2022	32,704
2023-2027	171,077
$325,958
The fair values of the Company’s Pension Plans’ assets as of December 31, 2017, by asset category are as follows:

Asset Category	Total	Quoted Market Prices in Active Market for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Equity securities:
Multi-asset fund(a)	$212,337	$—	$212,337	$—
Fixed income funds:
Bond fund(b)	320,478	—	320,478	—
Other types of investments:
Guaranteed insurance contract	10,675	—	—	10,675
Total	$543,490	$—	$532,815	$10,675
Receivable(c)	1,038
Total assets at fair value	544,528
Private equity funds measured at net asset value practical expedient(1)	2,910
Total plan assets	$547,438
__________________

(a)	This fund contains equities (domestic and international), real estate and bonds.

(b)	This fund contains bonds representing a diversity of sectors and maturities. This fund also includes mortgage-backed securities and U.S. Treasuries.

(c)	Receivable for investments sold at December 31, 2017, which approximates fair value.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

The fair values of the Company’s Pension Plans’ assets as of December 31, 2016, by asset category are as follows:

Asset Category	Total	Quoted Market Prices in Active Market for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Equity securities:
Multi-asset fund (a)	$195,656	$—	$195,656	$—
Fixed income funds:
Bond fund (b)	294,688	—	294,688	—
Other types of investments:
Guaranteed insurance contract	10,553	—	—	10,553
Total	$500,897	$—	$490,344	$10,553
Receivable (c)	2,676
Total assets at fair value	503,573
Private equity funds measured at net asset value practical expedient (1)	3,438
Total plan assets	$507,011
__________________

(a)	This fund contains equities (domestic and international), real estate and bonds.

(b)	This fund contains bonds representing a diversity of sectors and maturities. This fund also includes mortgage-backed securities and U.S. Treasuries.

(c)	Receivable for investments sold at December 31, 2016, which approximates fair value.
Changes in Level 3 plan assets for the period ended December 31, 2017 were as follows:

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
Guaranteed Insurance Contract
Beginning balance, December 31, 2016	$10,553
Actual return on plan assets:
Relating to assets still held at the reporting date	(228)
Purchases, sales and settlements	350
Ending balance, December 31, 2017	$10,675

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

Changes in Level 3 plan assets for the period ended December 31, 2016 were as follows:

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
Guaranteed Insurance Contract
Beginning balance, July 26, 2016	$10,434
Actual return on plan assets:
Purchases, sales and settlements	119
Ending balance, December 31, 2016	$10,553
The following is a description of the valuation methodologies used for assets measured at fair value:
Level 1 Plan Assets: Assets consist of individual security positions that are easily traded on recognized market exchanges. These securities are priced and traded daily, and therefore the fund is valued daily.
Level 2 Plan Assets: Funds consist of individual security positions that are mostly securities easily traded on recognized market exchanges. These securities are priced and traded daily, and therefore the fund is valued daily.
Level 3 Plan Assets: Assets are valued monthly or quarterly based on the Market Value provided by managers of the underlying fund investments. The Market Value provided typically reflects the fair value of each underlying fund investment, including unrealized gains and losses.
__________________

(1)
In accordance with Accounting Standards Update 2015-07, investments that are measured at fair value using the net asset value per share practical expedient have not been classified in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the total value of assets of the plans.

(c) Workers’ Compensation and Pneumoconiosis (Black Lung)
The Company is required by federal and state statutes to provide benefits to employees for awards related to workers’ compensation and black lung. The Company’s subsidiaries are insured for workers’ compensation and black lung obligations by a third-party insurance provider with the exception of certain subsidiaries in which the Company is a qualified self-insurer for workers’ compensation and/or black lung related obligations. Certain of the Company’s subsidiaries are self-insured for black lung benefits and may fund benefit payments through a Section 501(c) (21) tax-exempt trust fund.
The liability for self-insured workers’ compensation claims (including the liability for subsidiaries utilizing high-deductible insurance programs) is an actuarially determined estimate of the undiscounted ultimate losses to be incurred on such claims based on the Company’s experience and includes a provision for incurred but not reported losses. The liability for self-insured black lung benefits (including the liability for subsidiaries utilizing high-deductible insurance programs) is estimated by an independent actuary by prorating the accrual of actuarially projected benefits over the employee’s applicable term of service. Adjustments to the probable ultimate liability for workers’ compensation and black lung are made annually based on actuarial valuations.
During 2017, the Company executed a reinsurance contract with a third party and made a lump sum payment in exchange for the reinsurance company’s agreement to administer and pay certain future workers’ compensation and state black lung obligations in the state of Kentucky. The estimated liability for these future claims remains as a liability on the Consolidated Balance Sheet as of December 31, 2017. As the liabilities are paid by the insurance company, the prepaid insurance amounts will be reduced by a corresponding amount. The

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

total lump sum payment exceeded the workers’ compensation and state black lung obligations recorded as a liability, resulting in a $6,330 charge to cost of coal sales for the year ended December 31, 2017.
The Company’s self-insured workers’ compensation net liability, before prepaid insurance, was $138,797 and $146,346, including a current liability portion of $13,159 and $14,103, and an offsetting long-term receivable of $16,796 and $17,843, for amounts estimated to be recoverable from insurance, at December 31, 2017 and 2016, respectively. Further offsetting the $138,797 of liability at December 31, 2017 is prepaid insurance amount of $31,129, resulting in a net liability of $107,668.
Self-insured workers’ compensation expense for the year ended December 31, 2017, the period from July 26 through December 31, 2016, the period from January 1 through July 25, 2016, and the year ended December 31, 2015 was $10,489, $7,694, $7,548, and $3,514, respectively. Certain of the workers’ compensation obligations and surety bonds are secured by letters of credit in the amount of $74,452 and $95,563, respectively. In addition, certain of the state bonding and legacy general liability insurance claims are secured by letters of credit in the amount of $15,000 and $26,111, respectively.
For the Company’s subsidiaries that utilize third-party insurance providers for workers’ compensation and black lung claims, the insurance premium expense for the year ended December 31, 2017, the period from July 26 through December 31, 2016, the period from January 1 through July 25, 2016, and the year ended December 31, 2015 was $5,558, $1,624, $1,861, and $8,990, respectively.
The following tables set forth the accumulated black lung benefit obligations, fair value of plan assets and funded status:

	Successor
	Year Ended December 31, 2017	Period from July 26 through December 31, 2016
Change in benefit obligations:
Accumulated benefit obligation at beginning of period:	$69,118	$71,585
Service cost	1,542	760
Interest cost	2,624	876
Actuarial (gain) loss	33,136	(602)
Benefits paid	(11,288)	(3,501)
Accumulated benefit obligation at end of period	$95,132	$69,118
Change in fair value of plan assets:
Fair value of plan assets at beginning of period	$2,616	$2,624
Actual loss on plan assets	(30)	(8)
Benefits paid	(11,288)	(3,501)
Employer contributions	11,288	3,501
Fair value of plan assets at end of period	$2,586	$2,616
Funded status	$(92,546)	$(66,502)
Amounts recognized in the Consolidated Balance Sheets:
Current liabilities	$7,357	$3,412
Long-term liabilities	85,189	63,090
	$92,546	$66,502

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

Gross amounts related to black lung obligations recognized in accumulated other comprehensive (income) loss consisted of the following as of December 31, 2017 and 2016:

	Successor
	December 31,
	2017	2016
Net actuarial (gain) loss	$32,666	$(567)
The following table details the components of the net periodic benefit cost for black lung obligations:

	Successor		Predecessor
	Year Ended December 31, 2017	Period from July 26 through December 31, 2016	Period from January 1 through July 25, 2016	Year Ended December 31, 2015
Service cost	$1,542	$760	$1,029	$1,848
Interest cost	2,624	876	4,538	6,685
Amortization of net actuarial loss	—	—	1,328	940
Amortization of prior service cost	—	—	1,837	1,015
Curtailment loss	—	—	6,049	30
Settlement loss	—	—	—	—
Expected return on plan assets	(67)	(27)	(172)	(302)
Net periodic expense	$4,099	$1,609	$14,609	$10,216
Summary net periodic expense:
Continuing operations	$4,099	$1,609	$10,057	$8,395
Discontinued operations	—	—	4,552	1,821
Total net periodic expense	$4,099	$1,609	$14,609	$10,216
Other changes in the black lung plan assets and benefit obligations recognized in other comprehensive (income) loss are as follows:

	Successor		Predecessor
	Year Ended December 31, 2017	Period from July 26 through December 31, 2016	Period from January 1 through July 25, 2016	Year Ended December 31, 2015
Current year actuarial (gain) loss	$33,233	$(567)	$27,776	$(8,053)
Net prior service cost (credit)	—	—	—	16,566
Curtailment loss	—	—	(6,049)	(30)
Amortization of net actuarial loss	—	—	(1,328)	(940)
Amortization of prior service cost	—	—	(1,837)	(1,015)
Total recognized in other comprehensive (income) loss	$33,233	$(567)	$18,562	$6,528
Total recognized in net periodic benefit cost and other comprehensive (income) loss	$37,332	$1,042	$33,171	$16,744
Upon emergence from bankruptcy in accordance with ASC 852, the Company applied plan of reorganization and fresh start accounting to its Consolidated Financial Statements in the Predecessor period from January 1 through July 25, 2016. See Note 2.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

The weighted-average assumptions related to black lung obligations used to determine the benefit obligation as of December 31, 2017 and 2016 were as follows:

	Successor
	December 31,
	2017	2016
Discount rate	3.65%	4.16%
The weighted-average assumptions related to black lung obligations used to determine net periodic benefit cost were as follows:

	Successor		Predecessor
	Year Ended December 31, 2017	July 26 through December 31, 2016	January 1 through July 25, 2016	Year Ended December 31, 2015
Discount rate	4.18%	3.50%	3.90%	4.02%
Expected long-term return on plan assets	2.50%	2.50%	2.50%	2.50%
Federal benefit trend rate	3.00%	3.00%	3.00%	3.00%
Health care cost trend rate	5.00%	5.00%	5.00%	5.00%
Estimated future cash payments related to black lung obligations for the next ten years ending after December 31, 2017 are as follows:

Year ending December 31:
2018	$7,479
2019	4,894
2020	4,895
2021	5,064
2022	5,679
2023-2027	15,145
$43,156
(d) Defined Contribution Retirement Savings Plans
The Company sponsors multiple defined contribution and profit sharing plans to assist its eligible employees in providing for retirement. Generally, under the terms of these plans, employees make voluntary contributions through payroll deductions and the Company makes matching and/or discretionary contributions, as defined by each plan. The Company’s total contributions to these plans were $8,056, $59, $0, and $3,845 for the year ended December 31, 2017, the period from July 26 through December 31, 2016, the period from January 1 through July 25, 2016, and the year ended December 31, 2015, respectively.
(e) Self-Insured Medical Plan
Certain subsidiaries of the Company are principally self-insured for health insurance coverage provided for all of its active employees. Estimated liabilities for health and medical claims are recorded based on the Company’s historical experience and include a component for incurred but not reported claims. During the year ended December 31, 2017, the period from July 26 through December 31, 2016, the period from January 1 through July 25, 2016, and the year ended December 31, 2015, the Company incurred total claims expense of $40,215, $14,571, $27,634, and $54,035, respectively, which represented claims processed and an estimate for claims incurred but not reported.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

(20)	Stock-Based Compensation Awards
Successor Periods
On May 3, 2017, the Company’s Board of Directors adopted the ANR, Inc. 2017 Equity Incentive Plan to compensate certain individuals for their service to the Company and to further align the individuals’ financial interests with those of the Company’s stockholders. 2,000,000 Class C-3 common shares were reserved for issuance under the plan, and awards covering 1,800,000 shares were granted.
Restricted Stock Awards
During the year ended December 31, 2017, the Company granted a total of 18,000 restricted Class C-3 common shares to certain executive officers, directors and key employees. The Company recorded $23 of stock-based compensation expense in 2017 related to these shares.
Non-qualified Stock Options
During the year ended December 31, 2017, the Company granted a total of 1,782,000 in non-qualified stock options to certain executive officers, directors and key employees. The options are exercisable at $1.25 per share, but cannot be exercised unless a change of control event occurs. No stock-based compensation expense was recorded in 2017 for these options given the change of control limitation on exercisability.
Predecessor Periods
In the Predecessor period, Alpha sponsored certain employee stock plans in which Alpha employees participated. All of these employee stock plans were created to advance the interests of Alpha and its stockholders by providing incentives to certain eligible persons who contribute significantly to the strategic and long-term performance objectives and growth of Alpha. The following is a description of the plans that were in place in the Predecessor period.
On May 22, 2014, Alpha’s stockholders approved the Amended and Restated 2012 Long-Term Incentive Plan (the “2012 LTIP”). On May 22, 2014, Alpha’s stockholders approved an additional 3,100,000 shares of common stock for issuance under the 2012 LTIP Plan. The 2012 LTIP was authorized for the issuance of awards of up to 13,100,000 shares of common stock, and as of July 25, 2016, 7,218,657 shares of common stock were available for grant under the plan. The 2012 LTIP provided for a variety of awards, including options, stock appreciation rights, restricted stock, restricted share units (both time-based and performance-based), and any other type of award deemed by the compensation committee in its discretion to be consistent with the purpose of the 2012 LTIP. Prior to the approval of the 2012 LTIP, Alpha issued awards under the 2010 Long Term Incentive Plan (the “2010 LTIP”) and the Alpha Appalachia 2006 Stock and Incentive Compensation Plan (the “2006 SICP”). Upon approval of the 2012 LTIP, no additional awards were issued under the 2010 LTIP or the 2006 SICP. The 2012 LTIP, the 2010 LTIP and the 2006 SICP are collectively referred to as the “Stock Plans.” Alpha also had stock-based awards outstanding under the Alpha Natural Resources, Inc. 2005 Long-Term Incentive Plan (the “2005 LTIP”) and the Foundation Amended and Restated 2004 Stock Incentive Plan (the “2004 SIP”).
Upon vesting of restricted share units (both time-based and performance-based) or the exercise of options, shares were issued from the 2012 LTIP, the 2010 LTIP, the 2006 SICP, the 2005 LTIP, and the 2004 SIP, respective of which plan the awards were granted.
Alpha was authorized to repurchase common shares from employees (upon the election by the employee) to satisfy the employees’ minimum statutory tax withholdings upon the vesting of restricted stock and restricted share units (both time-based and performance-based). Shares that were repurchased to satisfy the employees’ minimum statutory tax withholdings were recorded in treasury stock at cost. During the period from January 1 to July 25, 2016 and the year ended December 31, 2015, Alpha repurchased 0 and 442,035, respectively, of common shares from employees at an average price paid per share of $0 and $0.95, respectively.
At July 25, 2016, Alpha had three types of stock-based awards outstanding: restricted share units (both time-based and performance-based), restricted cash units (both time-based and performance-based), and stock options. As a result of Alpha’s bankruptcy filing, Alpha was no longer settling pre-petition awards. Stock-based compensation expense recorded by the Company totaled $1,237 and $5,565, for the period from January 1

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

through July 25, 2016 and the year ended December 31, 2015, respectively. For the period from January 1 through July 25, 2016 and the year ended December 31, 2015, approximately 83% and 60%, respectively, of stock-based compensation expense was reported as selling, general and administrative expenses and the remainder was recorded as cost of coal sales. The total excess tax benefit recognized for stock-based compensation was $0 for the period from January 1 through July 25, 2016 and the year ended December 31, 2015.
Restricted Share Units
Time-Based Share Units
During the period from January 1 to July 25, 2016 and the year ended December 31, 2015, Alpha granted time-based share units under the 2012 LTIP to certain executive officers, directors and key employees in the amount of 0 and 3,760,612, respectively, of which 2,781,383 remained outstanding as of July 25, 2016. Additionally, during the period from January 1 through July 25, 2016 and the year ended December 31, 2015, Alpha also awarded certain of its executives and key employees time-based cash units in the amount of 0 and 9,942,699, respectively, of which 8,242,698 remained outstanding as of July 25, 2016. Time-based cash units were accounted for as liability awards and subject to variable accounting. The grant date fair value of the time-based share units were based on the Company’s stock price at the respective date.
Alpha’s time-based share unit activity for the period from January 1 through July 25, 2016 and the year ended December 31, 2015 is summarized in the following table:

	Number of Shares	Weighted-Average Grant Date Fair Value
Alpha
Non-vested shares outstanding at December 31, 2014	3,768,433	$7.32
Granted	3,760,612	$1.25
Earned	(1,390,009)	$7.91
Forfeited or Expired	(1,416,837)	$4.15
Non-vested shares outstanding at December 31, 2015	4,722,199	$3.24
Granted	—	$—
Earned	—	$—
Forfeited or Expired	(511,048)	$2.13
Non-vested shares outstanding at July 25, 2016	4,211,151	$3.37

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

Alpha’s time-based cash unit activity for the period from January 1 through July 25, 2016 and the year ended December 31, 2015 is summarized in the following table:

	Number of Shares	Weighted-Average Grant Date Fair Value (1)
Alpha
Non-vested shares outstanding at December 31, 2014	1,919,680	$1.67
Granted	9,942,699	$0.95
Earned	(454,626)	$0.89
Forfeited or Expired	(1,457,293)	$0.11
Non-vested shares outstanding at December 31, 2015	9,950,460	$0.01
Granted	—	$—
Earned	—	$—
Forfeited or Expired	(550,653)	$1.46
Non-vested shares outstanding at July 25, 2016	9,399,807	$1.35
__________________

(1)
The time-based cash units were accounted for as liability awards and subject to variable accounting. Therefore, the weighted-average fair value was calculated using Alpha’s stock price at the respective granted date, vested date and forfeited/expired date.

The fair value of time-based share unit awards that vested in the period from January 1 through July 25, 2016 and the year ended December 31, 2015 was $0 and $1,687, respectively. As of July 25, 2016, Alpha had $2,184 of unrecognized compensation cost related to non-vested time-based share units which was expected to be recognized as expense over a weighted-average period of 1.33 years. Additionally, as of July 25, 2016, Alpha had $36 of unrecognized compensation cost related to non-vested time-based cash units which was expected to be recognized as expense over a weighted-average period of 1.31 years. The unrecognized compensation cost, related to non-vested time-based cash units which are accounted for as liability awards and subject to variable accounting, was calculated using Alpha’s July 25, 2016 stock price.
Performance-Based Share Units
Performance-based share units awarded to executive officers and key employees generally cliff vested after three years, subject to continued employment (with accelerated vesting upon a change of control). Performance-based share units granted represented the number of shares of common stock to be awarded based on the achievement of targeted performance levels related to pre-established operating income goals, strategic goals, total stockholder return goals, and cash flow from operations goals over a three year period and could range from 0 percent to 200 percent of the targeted amount. The grant date fair value of the awards with performance conditions was based on the closing price of Alpha’s common stock on the established grant date and was amortized over the performance period. The grant date fair value of the awards with market conditions was based upon a Monte Carlo simulation and was amortized over the performance period. For awards with performance conditions, Alpha reassessed at each reporting date whether achievement of each of the performance conditions was probable, as well as estimated forfeitures, and adjusted the accruals of compensation expense as appropriate. For awards with market conditions, Alpha recognized expense over the applicable service periods and did not adjust expense based on the actual achievement or nonachievement of the market condition because the probability of achievement was considered in the grant date fair value of the award. Upon vesting of performance-based share units, Alpha issued authorized and unissued shares of Alpha’s common stock to the recipient. During the period from January 1 through July 25, 2016 and year ended December 31, 2015, Alpha awarded 0 total stockholder return performance-based share units.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

Alpha’s performance-based share unit activity is summarized in the following table:

	Number of Shares (1)	Weighted-Average Grant Date Fair Value
Alpha
Non-vested shares outstanding at December 31, 2014	7,818,631	$8.78
Granted	—	$—
Earned	—	$—
Forfeited or Expired	(3,422,914)	$11.84
Non-vested shares outstanding at December 31, 2015	4,395,717	$6.39
Granted	—	$—
Earned	—	$—
Forfeited or Expired	(1,363,126)	$7.63
Non-vested shares outstanding at July 25, 2016	3,032,591	$5.83
__________________

(1)	Shares in the table above were based on the maximum shares that can be awarded based on the achievement of the performance criteria.
Alpha’s performance-based cash unit activity is summarized in the following table:

	Number of Shares (1)	Weighted-Average Grant Date Fair Value (2)
Alpha
Non-vested shares outstanding at December 31, 2014	2,744,280	$1.67
Granted	—	$—
Earned	—	$—
Forfeited or Expired	(2,744,280)	$1.14
Non-vested shares outstanding at December 31, 2015	—	$—
Granted	—	$—
Earned	—	$—
Forfeited or Expired	—	$—
Non-vested shares outstanding at July 25, 2016	—	$—
__________________

(1)	Shares in the table above were based on the maximum shares that can be awarded based on the achievement of the performance criteria.

(2)
The performance-based cash units were accounted for as liability awards and subject to variable accounting. Therefore, the weighted-average fair value was calculated using Alpha’s stock price at the respective granted date, vested date, forfeited/expired date, and outstanding dates.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

Non-Qualified Stock Options
Alpha’s stock option activity for the period from January 1 through July 25, 2016 and year ended December 31, 2015 is summarized in the following table:

Alpha	Number of Shares	Weighted- Average Exercise Price	Weighted-Average Remaining Contractual Term (Years)
Outstanding at December 31, 2014	586,722	$25.48	3.41
Exercisable at December 31, 2014	586,722	$25.48	3.41
Exercised	—	$—
Forfeited or Expired	(227,695)	$24.39
Outstanding at December 31, 2015	359,027	$26.20	3.50
Exercisable at December 31, 2015	359,027	$26.20	3.50
Exercised	—	$—
Forfeited or Expired	(58,350)	$22.87
Outstanding at July 25, 2016	300,677	$26.84	2.89
Exercisable at July 25, 2016	300,677	$26.84	2.89
As of July 25, 2016, the options outstanding and exercisable had an aggregate intrinsic value of $0. Cash received from the exercise of stock options during the period from January 1 through July 25, 2016 and year ended December 31, 2015 was $0. As of July 25, 2016, there was no unrecognized compensation cost related to stock options.
The total intrinsic value of options exercised during the period from January 1 through July 25, 2016 and the year ended December 31, 2015 was $0. Alpha historically used authorized and unissued shares to satisfy share award exercises.
A summary of Alpha’s options outstanding and exercisable at July 25, 2016 follows:

Alpha	Options Outstanding and Exercisable
Exercise Price	Shares	Weighted-Average Remaining Life (yrs)	Weighted-Average Exercise Price
$ 11.15 - $20.44	110,413	2.03	$16.59
$ 23.93 - $32.91	112,704	2.79	$27.08
$ 40.98 - $48.26	77,560	4.27	$41.07
	300,677	2.89	$26.84

(21)	Related Party Transactions
There were no material related party transactions for the Successor or Predecessor periods. See subsequent events Note 24 for information on the Company's merger with Contura.

(22)	Commitments and Contingencies
(a) General
Estimated losses from loss contingencies are accrued by a charge to income when information available indicates that it is probable that an asset has been impaired, or a liability has been incurred, and the amount of the loss can be reasonably estimated. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the Consolidated Financial Statements when it is at least reasonably possible that a loss may be incurred and that the loss could be material.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

(b) Commitments and Contingencies
Commitments
The Company leases coal mining and other equipment under long-term capital and operating leases with varying terms. In addition, the Company leases mineral interests and surface rights from land owners under various terms and royalty rates.
As of December 31, 2017, aggregate future minimum non-cancelable lease payments under operating leases and minimum royalties under coal leases were as follows:

	Operating Leases	Coal Royalties
Year Ending December 31:
2018	$2,123	$10,403
2019	544	8,268
2020	449	7,053
2021	–	6,282
2022	–	5,620
Thereafter	–	21,040
Total	$3,116	$58,666
For the year ended December 31, 2017 and for the period from July 26 through December 31, 2016, net rent expense under operating leases was $4,927 and $1,209 respectively, and coal royalty expense was $59,571 and $20,554, respectively.
For the period from January 1 through July 25, 2016 and for the year ended December 31, 2015, net rent expense under operating leases was $1,274 and $5,651, respectively, and coal royalty expense was $32,869 and $63,744, respectively.
Contingencies
Extensive regulation of the impacts of mining on the environment and of maintaining workplace safety, and related litigation, has had or may have a significant effect on the Company’s costs of production and results of operations. Further regulations, legislation or litigation in these areas may also cause the Company’s sales or profitability to decline by increasing costs or by hindering the Company’s ability to continue mining at existing operations or to permit new operations.
During the normal course of business, contract-related matters arise between the Company and its customers. When a loss related to such matters is considered probable and can reasonably be estimated, the Company records a liability.
(c) Guarantees and Financial Instruments with Off-Balance Sheet Risk
In the normal course of business, the Company is a party to certain guarantees and financial instruments with off-balance sheet risk, such as bank letters of credit, performance or surety bonds and other guarantees and indemnities related to the obligations of affiliated entities that are not reflected in the Company’s Consolidated Balance Sheets. As of December 31, 2017, the Company had outstanding surety bonds with a total face amount of $265,647 to secure various obligations and commitments and had self-bonding guarantees in the amount of $105,013. The amounts above include bonds for permits that have been sold and are in the process of being transferred to new owners, and the Company will have no self-bonding guarantees once these permits are transferred. As of December 31, 2017, the Company had outstanding letters of credit amounting to $211,126 backing surety bonds and workers’ compensation obligations.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

(d) Legal Proceedings
The Company’s legal proceedings have historically ranged from cases brought by a single plaintiff to purported class actions. As a result of the POR, most of the legal proceedings that have been pending against the Company will either be handled through a bankruptcy claims process or by the plaintiffs agreeing to proceed only against any insurance coverage that Old ANR may have. While some matters pending against the Company or its subsidiaries specify the damages claimed by the plaintiffs, many seek an unquantified amount of damages or are at very early stages of the legal process. Accordingly, the estimated aggregate range of possible loss does not represent the Company’s maximum loss exposure. The legal proceedings and governmental examinations underlying the estimated range will change from time to time, and actual results may vary significantly from the current estimate. The Company intends to defend these legal proceedings vigorously, litigating or settling cases where in the Company’s judgment it would be in the best interest of shareholders to do so.
For purposes of FASB ASC Topic 450 (“ASC 450”), an event is “reasonably possible” if “the chance of the future event or events occurring is more than remote but less than likely” and an event is “remote” if “the chance of the future event or events occurring is slight.” ASC 450 requires accrual for a liability when it is (a) “probable that one or more future events will occur confirming the fact of loss” and (b) “the amount of loss can be reasonably estimated.” If a range of loss is estimated, the best estimate within the range is required to be accrued. If no amount within the range is a better estimate, the minimum amount of the range is required to be accrued.
The Company evaluates developments in legal proceedings and governmental examinations that could cause an increase or decrease in the amount of the reserves previously recorded. Excluding fees paid to external legal counsel, the Company recognized expense within continuing and discontinued operations, net of expected insurance recoveries, associated with litigation-related reserves of $9,650, $0, $144 and $11,416 during the year ended December 31, 2017, for the period from July 26 through December 31, 2016, for the period from January 1 through July 25, 2016, and for the year ended December 31, 2015, respectively.
The Company and its subsidiaries are involved in a number of legal proceedings and governmental examinations incidental to its normal business activities. While the Company cannot predict the outcome of these proceedings, the Company does not believe that any liability arising from these matters individually or in the aggregate should have a material impact upon its consolidated cash flows, results of operations or financial condition.
West Virginia Department of Environmental Protection ("WVDEP") Action
In November 2016, the Company submitted a motion to the Bankruptcy Court seeking approval of a settlement with Contura and the agent for the Company’s former first lien lenders regarding the allocation of certain expenses of the estate that had not been properly accounted for in the financial projections included in the Disclosure Statement (the “Plan Implementation Settlement”). The terms of the Plan Implementation Settlement provided a total of $26,700 in cash reimbursement to the Company for payments it made, waived an $18,000 payment owed to Contura and otherwise resolved issues related to these expenses between the parties. On November 16, 2016, one day before the Bankruptcy Court hearing to approve this settlement, the West Virginia Department of Environmental Protection filed an adversary complaint against Alpha Natural Resources, Inc.; Contura; and certain former officers of Alpha Natural Resources, Inc. The Plan Implementation Settlement was approved by the Bankruptcy Court on December 6, 2016. The adversary complaint was dismissed with prejudice on December 7, 2016 as part of a consensual resolution of WVDEP’s claims. Pursuant to that resolution, Contura agreed to post $8,500 in support of the Company’s reclamation obligations through the end of 2018 and the Company agreed to provide WVDEP with a mortgage on its corporate office building in West Virginia, the value of which serves to reduce the Company’s self-bonded obligation in West Virginia.
(e) Alternative Minimum Tax Credit – Future Refunds
The Company recorded an income tax benefit in 2017 of $23,027 related to future alternative minimum tax credits refunds. It is reasonably possible that a governmental agency will attempt to claim a right of offset against prepetition bankruptcy claims when the refunds are filed.

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

(23)	Concentration of Credit Risk and Major Customers
The Company markets its coal principally to electric utilities in the United States and domestic steel producers. The Company also sells steam coal through brokers to the international market and sells metallurgical coal to a third party who then markets this coal to international steel producers. Credit is extended based on an evaluation of the customer’s financial condition and collateral is generally not required. Credit losses are provided for in the Consolidated Financial Statements and historically have been minimal. Additionally, one of the Company’s customers had an outstanding balance of approximately 32% of the total accounts receivable balance as of December 31, 2017 and 2016.
Top customers as a percentage of coal sales revenue and steam and met coal from continuing operations as % of coal sales volume were as follows:

	Successor		Predecessor
	Year Ended December 31, 2017	Period from July 26 through December 31, 2016	Period from January 1 through July 25, 2016	Year Ended December 31, 2015
Coal sales revenue	$1,186,882	$372,724	$415,762	$977,295
Top customer as % of coal sales revenue	39%	34%	12%	9%
Top 10 customers as % of coal sales revenue	91%	91%	69%	56%
Steam coal as % of coal sales volume	45%	50%	51%	51%
Met coal as % of coal sales volume	55%	50%	49%	49%

(24)	Subsequent Events
The Company’s subsequent events have been evaluated through January 22, 2019, the date at which the Consolidated Financial Statements were available to be issued.
On February 15, 2018, stockholders approved the Company’s proposal to exchange shares of the existing classes and series of stock for new shares at specified exchange ratios. Following stockholder approval and the effectiveness of the reclassifications, ANR has two classes of common stock, one of which will trade. The total common shares authorized equals 54,223,400, with 20,131,152 currently outstanding. Class C-3 common shares and preferred shares were eliminated in the reclassification.
On April 29, 2018, Contura, along with ANR and Alpha Natural Resources Holdings, Inc. (“Holdings”), (ANR and Holdings collectively the “Alpha Companies”), entered into a definitive merger agreement.
On September 27, 2018, Contura, along with the Alpha Companies, announced that they entered into an amended and restated merger agreement, providing an increase in merger consideration to the Alpha Companies stockholders and the payment of a special dividend by the Alpha Companies. In conjunction with their entry into the amended and restated merger agreement, Alpha Natural Resources Holdings, Inc. and Contura entered into a Term Sheet dated November 6, 2018 with the WVDEP, in which, among other items, WVDEP consented to the special dividend payment. The transaction, the amended terms of which was unanimously approved by the boards of directors of all parties, and subsequently approved by the Alpha Companies shareholders on November 7, 2018, was completed on November 9, 2018.
Under the terms of the amended and restated agreement, the Alpha Companies stockholders received 0.4417 Contura common shares for each ANR Class C-1 share and each share of common stock of Holdings they owned, representing approximately 48.5% ownership in the merged entity. Prior to the closing of the transaction, the Alpha Companies stockholders also received a special cash dividend in an amount equal to $2.725 for each Class C-1 share and each share of common stock of Holdings they owned.
The merger with Contura, Holdings and ANR was completed on November 9, 2018. Upon the consummation of the transactions contemplated by the Merger Agreement, Contura began trading on the New

ANR, INC. AND SUBSIDIARIES AND PREDECESSOR
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data)

York Stock Exchange under the ticker “CTRA.” Previously, Contura shares traded on the OTC market under the ticker “CNTE.” The issuance of shares of Contura common stock in connection with the transactions was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Contura’s registration statement on Form S-4 (File No. 333-226953) initially filed with the U.S. Securities and Exchange Commission on July 13, 2018 (as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto, the “Registration Statement”), and declared effective on October 16, 2018. The definitive proxy statement/prospectus of Contura, dated October 16, 2018 (the “Proxy Statement”), that forms a part of the Registration Statement contains additional information about the transactions and the Merger Agreement.